                                                                  EXHIBIT 10.108

                                                                  CSXI File:____


                               SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT, made as of January ___, 1999, between CSX INTERMODAL, INC. (Formerly CSL Intermodal, Inc. and a subsidiary of CSX Corporation) a Delaware corporation, whose mailing address is Suite 2700, BellSouth Tower, 301 West Bay Street, Jacksonville, Florida 32202, hereinafter referred to as Lessee, and American Artists Film Corporation, a Missouri Corporation and Steven D. Brown individually, whose mailing address is 9965 Lake Forest Way, Roswell, GA 30076 hereinafter referred to as a Sublessee, WITNESSETH:

         WHEREAS, by Lease Agreement between Embassy Row Venture, a joint venture between New York Life Insurance Company, a New York corporation, and Bailey & Associates, No. 1, Ltd., a Georgia limited partnership, (collectively, "Lessor") and Lessee dated March 5, 1991, as amended by First Addendum to Lease Agreement dated February 25, 1992, as further amended by Addendum to Lease dated June 1, 1995, as further amended by Third Addendum to Lease Agreement dated December 23, 1998, (the Lease Agreement, as so amended, is hereinafter called the "Lease"), Lessor has demised and leased unto Lessee certain premises (the "Premises") at 600 Embassy Row, Suites 250 and 220, Atlanta, Fulton County, Georgia (the "Building"), as more particularly described in said Lease (a copy of the Lease and its Addendums is attached hereto as Exhibit A and made a part hereof); and

         WHEREAS, Sublessee desires to sublease from Lessee, and Lessee desires to sublease to Sublessee, that portion of the Premises comprising part of the second (2nd) floor of the Building containing approximately 4,460 rentable square feet, and as shown on Exhibit B attached hereto and made a part hereof (the "Sublease Premises").

         NOW THEREFORE, Lessee hereby subleases to Sublessee, and Sublessee hereby subleases from Lessee, the Sublease Premises, on the terms and conditions set forth herein.

1.       USE.

         1.1 Sublessee shall use and occupy the Sublease Premises solely for the purpose of general office space use, and for no other purpose(s).

         1.2 No portion of the Sublease Premises may be used for a scrap or junk operation, the collection, storing, sorting or burning of refuse, deposit of debris, garbage, sewage, or solid or waste of any kind, or for any other unsanitary or unhealthy purposes of any kind or nature, or any other use contrary to any laws or regulations.

         1.3 Except for customary office supplies used in Sublessee's business and stored and used in compliance with applicable laws, no portion of the Sublease Premises may be used for the treatment, storage or disposal of hazardous materials, hazardous substances or hazardous waste, as classified under RCRA (Title 42 U.S. Code, Sections 6901, et al.), CERCLA (Title 42 U.S. Code, Sections 9601-9657, et al.), or SARA (Title 42 U.S. Code, Sections 9601-9657, et al.), or for any other use or purpose requiring a federal or state environmental permit.

         1.4 The provisions of this Article I shall supplement, but not supersede or modify, any covenants, conditions, restrictions or limitations contained in the Lease as to the use or occupancy of the Premises (which covenants, conditions, restrictions and limitations shall apply to Sublessee's use and occupancy of the Sublease

                                                                   CSXI File____


Premises).

2.       LEASE TERMS INCORPORATION.

         2.1 Subject to the provisions of Section 2.2 of this Sublease, Sublessee covenants and agrees to perform and comply with all terms, conditions and agreements of the Lease as it applies to the Sublease Premises and any Common Areas hereinafter defined in Article 13, and shall be bound directly to Lessee under this Sublease Agreement as to such performance and compliance.

         2.2 All of the terms, provisions, covenants and conditions of the Lease applicable to the Sublease Premises and the Common Areas are hereby made a part of this Sublease Agreement, and this Sublease Agreement is subject to all of the terms, provisions, covenants and conditions contained therein, except for such provisions of the Lease as are inapplicable to the Sublease Premises or are inconsistent with or modified or superseded by the provisions of this Sublease Agreement. With respect to the provisions of the Lease incorporated herein, all references to the "Premises" shall refer to the Sublease Premises and all references to "Lessor" and "Lessee" shall refer to Lessee and Sublessee, respectively. Without limiting the foregoing, all rights and remedies available to Lessor under the Lease or at law or in equity with respect to an event of default by Lessee thereunder shall be available to Lessee as against Sublessee with an event of default by Sublessee under this Sublease Agreement. Sublessee shall have no right to renew the term of the Lease, expand the Premises, exercise any right of first offer, or cancel or terminate the Lease.

3.       ACCEPTANCE; LESSEE IMPROVEMENTS.

         3.1 Sublessee accepts the Sublease Premises and any and all improvements therein in "As Is, Where Is" condition, unless noted in Exhibit 2, and Sublessee acknowledges that no representations or warranties with respect to the condition thereof have been made by Lessee or by Lessor. Without limiting the foregoing, Lessee shall have no obligation to make any improvements, alterations, additions or repairs to the Sublease Premises except for the demising wall which shall be installed by Lessee at Lessee's expense and Lessee shall have no liability whatsoever for the loss or damage to any property or the injury or death of any person arising from the condition of the Sublease Premises or any alteration or repair (or lack of same) to the Sublease Premises, unless caused solely by the act or omission of Lessee or its officers, agents, employees, contractors or servants.

         3.2 Sublessee further acknowledges that any alterations, improvements, additions or installations made by Sublessee in or to the Sublease Premises shall be made at the sole cost and expense of Sublessee, and shall require Lessee's and Lessor's prior written approval. Lessee approves the improvements as shown on Exhibit "D".


4.       SUBRENTAL; TERM.

         4.1 Sublessee shall pay to Lessee, on a monthly basis in advance and without notice the sum of $5,500 as subrent for the Sublease Premises, commencing January 15, 1999, and continuing on the first day of each month thereafter through and including January 1, 2001. No escalations in rent or operations expense pass throughs shall be applicable under this Sublease Agreement, and if escalations or pass throughs exist in the Master Lease then Lessee shall remain responsible for such.


         4.3 The term of this Sublease Agreement shall commence on January 15, 1999, and shall end on January 31, 2001.

                                                                   CSXI File____


5.       TAXES AND OTHER CHARGES.

         5.1 Sublessee shall be solely responsible for the payment of all taxes, assessments, license fees and other charges arising out of the conduct of Sublessee's business on the Sublease Premises, and out of the placement by Sublessee of its personal property, equipment or improvements in the Sublease Premises.

6.       SUBLESSEE'S COVENANTS.

         6.1 Sublessee covenants that it shall occupy the Sublease Premises in accordance with the terms and conditions of the Lease applicable to the Sublease Premises and of this Sublease Agreement; and Sublessee shall not suffer to be done or omit to do any act which may result in a violation of or default under any of the terms and conditions of the Lease which Sublessee is required to perform or comply with or of the Sublease Agreement.

         6.2 Sublessee further covenants and agrees to defend and indemnify Lessee and Lessor against and hold Lessee harmless from any and all liabilities, claims, demands, costs, losses and expenses (including reasonable attorneys' fees) arising out of, by reason of or resulting from: (a) Sublessee's failure to perform or observe any of the terms and conditions of the Lease required to be performed or complied with by Sublessee hereunder; and (b) any negligent or willful act of Sublessee, or its officers, agents, employees, contractors or servants in or about the Sublease Premises or other parts of the Building; except to the extent such liabilities, claims, demands, costs, losses or expenses are caused by the negligence or willful act of Lessee or its officers, agents, employees, contractors or servants. This indemnity shall survive the expiration or termination of this Sublease Agreement.

7.       LESSEE'S COVENANTS.

         7.1 Lessee represents to Sublessee as follows: (a) subject to Lessor's consent to this Sublease Agreement, Lessee has full right and lawful authority to enter into this Sublease Agreement, and possesses a leasehold interest in and to the Sublease Premises under the Lease; and (b) the Lease is in full force and effect, and to Lessee's knowledge, neither Lessee nor Lessor are in default in the performance of their respective obligations under the Lease.

         7.2 Lessee covenants that: (a) any occupancy by Lessee of the Premises shall be in accordance with the terms and conditions of the Lease, and Lessee shall not do or suffer to be done or omit to do any act which may result in a material violation of or a material default under any of the terms and conditions of the Lease with respect to the Premises (except to the extent such terms and conditions are required to be performed or complied with by Sublessee hereunder), and, except as provided in the Lease, Lessee shall not terminate or agree to the termination of the Lease as to the Sublease Premises prior to the expiration of this Sublease Agreement or amend the Lease so as to affect Sublessee's rights under this Sublease Agreement, without Sublessee's consent, unless Sublessee is in default under the terms of this Sublease Agreement.

8.       RIGHT TO ENFORCE; INDEMNIFICATION.

         8.1 Lessee agrees that Sublessee shall be entitled to receive all services and benefits from Lessor under the Lease, and that, so long as Sublessee is not in default under this Sublease Agreement, Lessee will cooperate with Sublessee, at Sublessee's sole cost and expense, to cause Lessor to perform Lessor's obligations under the Lease with respect to the Sublease Premises. It is expressly agreed by the parties, however, that Lessee does not assume any obligation to perform the terms, covenants and conditions contained in the Lease on the part of Lessor to be performed, or any liability for the accuracy of any warranty or representation made by Lessor under the Lease, and that Sublessee shall look solely to Lessor for the performance of such obligations and the inaccuracy of any such warranties or representations. In no event shall Sublessee have any right to terminate this Sublease Agreement, by reason of any failure by Lessor to fulfill its obligations or other default by Lessor under the Lease.

                                                                   CSXI File____


         8.2 Sublessee shall defend and indemnify Lessee against all liabilities, costs and expenses (including reasonable attorneys' fees) which may be incurred by Lessee in connection with any claim, action or proceeding so undertaken by Sublessee against Lessor; provided, however, that if Lessee elects to be represented by counsel of its own choosing in connection with any action or proceeding instituted pursuant to the provisions of this Section 8.2, Lessee shall pay all legal fees of its counsel in connection with such representation.

         8.3 Lessee shall not be liable for, and Sublessee shall indemnify and hold Lessee harmless of and from, all fines, suits, damages, claims, demands, losses, actions, liabilities and costs (including reasonable attorneys' fees) for any injury to person or damage to or loss of property on or about the Sublease Premises, except to the extent the same are caused by the negligent or willful act or omission of Lessee or its officers, agents, employees, contractors or servants. This indemnity shall survive the expiration or termination of this Sublease Agreement. Lessee shall not be liable or responsible for any loss or damage to any property or the death or injury to any person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by third parties or by any other matter, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Sublease Premises, or failure to make repairs, or from any cause whatsoever, except to the extent caused by the negligent or willful act or omission of Lessee or its officers, agents, employees, contractors or servants. In the event of any conflict or inconsistency between the provisions of this paragraph and the provisions of Section 3.1, the provisions of Section 3.1 shall govern and control.

9.       UTILITIES, EXPENSES.

         9.1 Sublessee shall be solely responsible for the payment of any and all costs and expenses for: (a) any special heating or air conditioning
(HVAC) equipment required for Sublessee's equipment; (b) any additional or after-hours heating and air conditioning (HVAC); (c) all costs for separate metered electricity furnished to the Sublease Premises; and (d) any telephone service used or consumed in the Sublease Premises.

         9.2 Sublessee shall contract directly with Lessor for the performance of janitorial services not provided for in the Master Lease Agreement for the Sublease Premises and pay Lessor for such services. As between Lessor and Lessee, such janitorial services shall be deemed provided by Lessee pursuant to the provisions of the Master Lease Agreement, but Sublessee shall not be entitled to any credit against its subrental obligations for such janitorial services.

         9.3 Sublessee shall reimburse Lessee within fifteen (15) days of written demand for any cost or expense to the extent incurred by Lessee for the foregoing utilities.

10.      INSURANCE.

         10.1 Sublessee shall throughout the term of this Sublease Agreement and at its sole cost and expense maintain in full force and effect such policies of insurance as are required of Lessee as tenant under the Lease. In addition, Sublessee shall keep its personal property and trade fixtures in the Sublease Premises insured with "all risks" insurance in an amount to cover one hundred
(100) percent of the replacement cost of the property and fixtures.

         10.2 All liability insurance required to be maintained by Sublessee shall name Lessor and Lessee as additional insureds. The required insurance shall not be subject to cancellation, amendment or modification except after at least thirty (30) days' prior written notice to Lessor and Lessee. Certificates of required insurance policies, in form reasonably satisfactory to Lessee, shall be deposited with Lessee prior to the commencement of the term of this Sublease Agreement, and renewal certificates thereof shall be deposited with Lessee no less than ten (10) days before the end of the term of each such coverage from time to time. The required insurance shall contain a waiver of all rights of subrogation as such companies may have against Lessee and Lessor. Notwithstanding any provision in the Lease permitting self-insurance, Sublessee shall not self-insure or self-assume the risks and losses to be covered by the insurance required to

                                                                   CSXI File____


be maintained by Sublessee hereunder.

11.      DEFAULT.

         Sublessee shall be considered to have committed an "Event of Default" under the Sublease upon the happening of any one of the following:

         11.1 Failure to pay in full when due any and all installments of subrental or any other sum required by the terms of this Sublease Agreement, which failure shall continue for ten (10) or more days after Lessee's written notice;

         11.2 Violation of or failure to perform any term, covenant or condition of this Sublease Agreement (including such terms and conditions of the Lease as are incorporated herein) which violation or failure shall continue for more than ten (10) days after Lessee's written notice, except that in the event Sublessee is unable to cure within said ten (10) day period, Sublessee shall not be declared in default if Sublessee has commenced the cure within said ten (10) day period and is diligently pursuing the cure. In no event, however, shall such cure period exceed twenty (20) days from the date of Lessee's notice, unless Lessee and Sublessee mutually agree to an extension of the cure period;

         11.3 An Event of Bankruptcy (as defined under the Lease with all references to "Tenant" replaced by references to Sublessee);

         11.4 The making of an assignment for the benefit of creditors by Sublessee or if Sublessee admits in writing its inability to pay its debts generally as they come due or files articles of dissolution with the appropriate authority of the place of its incorporation;

         11.5 The attachment, execution or other judicial seizure of substantially all of Sublessee's assets located in the Sublease Premises or of Sublessee's interest in this Sublease Agreement; and

         11.6 The suspension of business by Sublessee or the abandonment of the Sublease Premises by the Sublessee, unless prior written notice is given to Lessee and all other terms, covenants, and conditions of the Sublease Agreement are fulfilled.

12.      REAL ESTATE BROKERS

         12.1 Lessee and Sublessee each represent and warrant to the other that Univest Asset Management, LLC represented Lessee and Richard Bowers & Co. represented Sublessee (collectively known as "Brokers") are the sole brokers or agents entitled to a commission or fee in connection with this Sublease Agreement, and that neither have dealt with any other real estate broker, sales person or finder in connection with this Sublease Agreement.

         12.2 Lessee agrees to pay a commission to the Brokers referenced in a separate document.

         12.3 Sublessee and Lessee each hereby agree to indemnify and hold the other harmless from any loss, cost, damage or expense (including reasonable attorneys' fees) arising from the breach by the indemnifying party of the representation herein. This indemnity shall survive the expiration or termination of this Sublease Agreement.

13.      COMMON AREAS.

         13.1 Lessee agrees that Sublessee shall have the right to use, in common with Lessee and other tenants in the Building, all hallways, elevators, stairways, restrooms, lobby and other common areas available for use by Lessee under the Lease, excluding any portion of the Premises not included in the Sublease Premises, (the "Common Areas"), subject to provisions and limits of the Lease.

                                                                   CSXI File____


         13.2 Sublessee further agrees not to allow the accumulation of boxes, trash or other materials in such Common Areas.

14.      SECURITY DEPOSIT.

         Sublessee has deposited with Lessee the sum of $11,000 (the "Security Deposit"), as security for the faithful performance by sublessee of all the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee during the Term, including, but not limited to, the provisions relating to the payment of Rent. Lessee may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default. If any portion of the Security Deposit is so used or applied, Sublessee shall, within five (5) days after written demand therefor by Lessee, deposit cash with Lessee in an amount sufficient to restore the Security Deposit to its original amount, and Sublessee's failure to do so shall be a material breach of this Sublease. Lessee shall not be required to keep the Security Deposit separate from its general funds, and Sublessee shall not be entitled to interest thereon. If Sublessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof then remaining shall be returned to Sublessee, following surrender of the Premises to Lessee in good condition, normal wear and tear excepted, within thirty (30) days thereafter, but only if Sublessee has then made full payment of any and all remaining Rent and other sums due to Lessee hereunder. The Security Deposit shall not be applied as the last month's Rent hereunder.

15.      NOTICES.

         15.1 All notices required or permitted to be given under this Sublease Agreement shall be in writing and shall be deemed given and delivered, whether or not received, three (3) days after deposit in the United States Mail, postage prepaid and properly addressed, by certified mail, return receipt requested, at the following addresses:

         To Sublessee:     American Artist Corporation
                           Embassy Row, Building 600
                           6600 Peachtree Dunwoody Rd., #220
                           Atlanta, Georgia 30328
                           ATTN: Steve Brown


                           Steven D. Brown
                           9965 Lake Forest Way
                           Roswell, Georgia 30076


         To Lessee:        CSX Intermodal, Inc.
                           BellSouth Tower, 20th Floor
                           301 West Bay Street
                           Jacksonville, Florida 32202
                           ATTN: Mark Hoffmann, General Counsel


         With a copy to:   CSX Real Property, Inc.
                           BellSouth Tower, 8th Floor
                           301 West Bay Street
                           Jacksonville, Florida 32202
                           ATTN: Charles McSwain, Assistant Vice President


         With a copy to:   UNIVEST REAL ESTATE
                           7000 Central Parkway, Suite 970

                                                                   CSXI File____


                           Atlanta, Georgia 30328
                           Attn: Mr. Greg T. Baxendale


         15.2 In addition, any notice may be given by hand delivery to the notice address of either party with a signed receipt obtained.

         15.3 Either party may at any time designate by written notice to the other a change in the above addresses.

16.      SUCCESSORS AND ASSIGNS.

         16.1 This Sublease Agreement shall be binding upon and inure to the benefit of Lessee and the Sublessee and their respective permitted successors and assigns.

17. END OF SUBLEASE TERM. At the end of the term of this Sublease Agreement, Sublessee shall remove its personal property and removable trade fixtures from the Sublease Premises, and shall deliver the Sublease Premises to Lessee in the same condition as at the commencement of the Sublease term (ordinary wear and tear and casualty excepted). Sublessee shall indemnify Lessee for any loss sustained by Lessee for Sublessee's failure to comply with this section.

18. WAIVER OF SUBROGATION. Unless prohibited under any applicable insurance policies maintained, Lessee and Sublessee shall hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss or other damage to its property or the property of others under its control if such loss or damage is covered by any insurance policy of such waiving party in force (whether or not described in this Sublease Agreement) or would be covered by the insurance the waiving party is required to maintain under this Sublease Agreement, at the time of such loss or damage.

19. CASUALTY/CONDEMNATION. In the event of (a) a casualty constituting a "Listed Cause" under the Lease and not resulting from the fault, negligence, omission or other misconduct of Sublessee, its agents, employees, licensees, invitees or visitors, or (b) a taking under the power of eminent domain causes all or a portion of the Sublease Premises to be rendered untenantable, the subrental payable hereunder for the period during which the damage, repair, restoration or taking causes the Sublease Premises to be rendered untenantable shall be abated in proportion to the square footage which Sublessee is deprived of using.

20. LESSOR'S CONSENT. Notwithstanding any contrary provision contained herein, the demise of the Sublease Premises contemplated under this Sublease Agreement is conditioned upon and subject to the consent of Lessor as provided for on Exhibit "C" attached hereto. In the event that the consent of Lessor to this Sublease Agreement (in form acceptable to Lessee and Sublessee) is not obtained for any reason on or before February 1, 1999 (or such later date as approved in writing by Lessee and Sublessee), this Sublease Agreement shall automatically terminate.

21. SUBLESSEE'S FINAL APPROVAL. This Sublease Agreement is contingent upon final approval of Sublessee's Board of Directors which shall be granted or not granted no later than 5 p.m. January 13, 1999. Sublessee shall give written notice of such to Lessee's Broker via Fax.

22.      ENTIRE AGREEMENT.

         22.1 This Sublease Agreement contains the entire agreement between Lessee and Sublessee relating to the Sublease Premises, and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties.

                                                                   CSXI File____


         22.2 This Sublease Agreement shall not be amended or modified, and no waiver of any provision hereof shall be effective, unless set forth in a written instrument executed by Lessee and Sublessee.

         22.3 This Sublease Agreement shall be governed under the laws of the State of Georgia.

IN WITNESS WHEREOF, Lessee has caused its corporate name to be signed hereto and its corporate seal to be affixed, and Sublessee has caused its corporate name to be signed hereto and its corporate seal to be affixed; each by its authorized officer, all as of the date first above written.


                                            LESSEE:

WITNESSES:                                  CSX INTERMODAL, INC.


                                            By: /s/ Mark S. Hoffman
---------------------------------              ---------------------------------
(SEAL)
                                            Print Title: Gen. Counsel
                                                        ------------------------

                                            Print Name: Mark S. Hoffman
---------------------------------                      -------------------------




                                            SUBLESSEE:

                                            AMERICAN ARTISTS FILM CORPORATION


                                            By: /s/ Steven D. Brown  CEO
---------------------------------              ---------------------------------
(SEAL)
                                            Print Title: Chief Executive Officer
                                                        ------------------------

                                            Print Name: Steve Brown
---------------------------------                      -------------------------


                                            Steven D. Brown (Personally)


                                            By: /s/ Steven D. Brown
---------------------------------              ---------------------------------

                                            SS#: ###-##-####
                                                --------------------------------

                                   Exhibit I

Not Applicable

                                   Exhibit 2

Lessee at Lessee's expense shall cut a door opening from the Storage Room to the rest of the Premises.

                                  """""""""""



                                LEASE AGREEMENT


                                    BETWEEN



                              EMBASSY ROW VENTURE


                                    (Lessor)



                                      AND



              CSL Intermodal Inc., (subsidiary of CSX Corporation)
                             a Delaware Corporation
                                    (Lessee)



                                [Suite/Building]
                                 Suite 250/600
                            EMBASSY ROW OFFICE PARK
                                Atlanta, Georgia


                                   (Premises)


                              Dated: March 5, 1991



                                  """""""""""

                               TABLE OF CONTENTS

 1.      Basic Lease Information and Certain Definitions                   1
 2.      Premises                                                          2
 3.      Term                                                              2
 4.      Base Rent                                                         3
 5.      Maintenance Rent                                                  3
 6.      Security Deposit                                                  5
 7.      Use                                                               6
 8.      Parking                                                           6
 9.      Abandonment of Premises                                           6
10.      Repairs by Lessor                                                 6
11.      Repairs by Lessee                                                 6
12.      Possession                                                        6
13.      Inspection                                                        6
14.      Default                                                           7
15.      Exterior Signs                                                    9
16.      Removal of Fixtures                                               9
17.      Services                                                          9
19.      Assignment and Subletting                                        10
19.      Destruction or Damage                                            12
20.      Condemnation and Orders of Governmental Authorities              12
21.      Alterations and Improvements                                     12
22.      Attorney's Fees                                                  13
23.      Homestead                                                        13
24.      Waiver of Subrogation                                            13
25.      Indemnity                                                        14
26.      Insurance                                                        14
27.      Rules and Regulations                                            15
28.      No Estate in Land                                                15
29.      Holding Over                                                     15
30.      Surrender of Premises                                            15
31.      Effect of Termination of Lease                                   15
32.      Rights Cumulative                                                15
33.      Notices                                                          15
34.      Time of Essence                                                  16
35.      Liens                                                            16
36.      Parties                                                          16
37.      Transfer of Tenants                                              16
38.      Mortgages                                                        17
39.      Exculpation                                                      17
40.      Late Charges                                                     17
41.      Estoppel Certificates                                            17
42.      Brokerage                                                        17
43.      Severability                                                     17
44.      Headings                                                         18
45.      Entire Agreement                                                 18
46.      Authority                                                        18
47.      Governing Law                                                    18
48.      Use of Name                                                      18
49.      No Easements                                                     18
50.      Work Letter                                                      18

                                 LEASE AGREEMENT

STATE OF GEORGIA

COUNTY OF FULTON

         THIS LEASE is made this 5th day of March, 1991, by and between Embassy Row Venture, a joint venture between New York Life Insurance Company, A New York corporation, and Bailey & Associates, No. 1, Ltd., a Georgia limited partnership (collectively, "Lessor"). and CSL Intermodal, Inc. ("Lessee"). (subsidiary of CSX Corporation) a Delaware Corporation

                              W I T N E S S E T H:

    That, for and in consideration of One Dollar ($1.00), the mutual terms, covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

         1. BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Definitions and each use of the terms capitalized and defined herein shall be deemed to refer to, and shall have the respective meaning set forth, herein:

         (a) Actual Operating Expenses: See Section 5(b) below.

         (b) Additional Rent: See Section 5(g) below.

         (c) Adjustment Date: See Section 4(b) below.

         (d) Assignment and Subletting: See Section 18 below.

         (e) Base Rent: See Section 4 below.

         (f) Building: The building constructed on a portion of the Land located at Atlanta, Fulton County, Georgia.

         (g) Commencement Date: That certain date on which the Term, and the Rent payable hereunder, shall commence, as such date is determined pursuant to
Section 3 hereof, but in no event later than February 1, 1991

         (h) Default Rate: See Section 14(k) below.

         (i) Event of Default: See Section 14(a) below.

         (j) Index: See Section 4(b) below.

         (k) Insurance. See Section 26 below.

         (l) Land: That certain tract or parcel of land designated as the "Land" in Exhibit "C" attached hereto and made a part hereof by reference.

         (m) Lease Expiration Date: January 31, 1996

         (n) Lease Year: See Section 3 below.

         (o) Lessee's Permitted Use: Office purposes only. See Section 7 below.

         (p) Lessee's Proportionate Share: See Section 5 below.

         (q) Maintenance Rent: See Section 5 below.

         (r) Net Rentable Area of the Premises: Notwithstanding any provision contained herein to the contrary, Lessor and Lessee hereby agree that the Net Rentable Area of the Premises is 5,663 square feet as of the date hereof, subject to recalculation pursuant to Section 20 below.

         (s) Net Rentable Area of the Building: 152,119 square feet, subject to recalculation pursuant Section 20 below.

         (t) Notices: See Section 33 below.

         (u) Operating Expenses: See Section 5(c) below.

         (v) Parking: See Section 8 below.

         (w) Premises: That portion of the 2nd floor of the Building, comprised of 5,663 square feet thereof, substantially as shown by diagonal lines drawn on floor plan(s) attached hereto as Exhibit "A" and made a part hereof by reference.

         (x) Projection of Operating Expenses: See Section 5(a) below.

         (y) Rent: Base Rent as defined in Section 4 below, and Maintenance Rent and Additional Rent as defined in Section 5 below.

         (z) Security Deposit: $8,259.00 See Section 6 below.

         (aa) Services: See Section 17 below.

         (bb) Target Construction Completion Date: January. 31, 1991

         (cc) Term: 5 Lease Years, beginning on the Commencement Date and ending at 11:59 p.m. on the Lease Expiration Date, unless this Lease is sooner terminated as provided herein.

         2. PREMISES. Lessor does hereby rent and lease to Lessee, and Lessee does hereby rent and lease from Lessor, the premises (the "Premises"), which shall be deemed to contain 5,663 rentable square feet of office space (the "Net Rentable Area of the Premises") located on the 2nd floor(s) of an office building (the "Building") known as 600 Embassy Row and deemed to contain l52,192 rentable square feet of office space (the "Net Rentable Area of the Building"); the Premises is more particularly set forth and designated on the floor plan attached hereto as Exhibit "A" and made a part hereof by reference.

         3. TERM. The term of this Lease shall be for 5 Lease Years (the "Term"), and shall begin on the 1st day of February, 1991 (subject to adjustment as hereinafter in this Section 3 described, the "Commencement Date"), and end at 11:59 p.m. on the 31st day of January, 1996 (the "Lease Expiration Date"), unless this Lease is sooner terminated as hereinafter provided; provided, however, that in the event that the construction of all improvements of the Premises due to be completed prior to the Commencement Date (a) are completed or substantially completed prior to said date, and Lessee occupies the Premises prior to said date, the Commencement Date shall be such date of occupancy, and the Term shall be lengthened accordingly; or (b) are not substantially completed by said date, the Commencement Date shall be the date said improvements are so substantially completed (or, in the event such substantial completion is delayed by reason of act or omission of Lessee, the date on which such substantial completion would have occurred absent such delaying act or omission of Lessee). In any event, the Commencement Date shall be evidenced by a memorandum executed by Lessor (a copy of which shall be furnished to Lessee), substantially in the form of Exhibit "B" attached hereto and made a part hereof by reference. Such memorandum shall be conclusive and binding on Lessee as to all matters set forth therein unless, within ten (10) days following the giving of such memorandum, Lessee contests Lessor's determination of the Commencement Date by providing to Lessor in writing reasonably detailed information indicating error in such determination. If Lessor does not agree with such information so provided by Lessee, Lessor and Lessee shall promptly and in good faith attempt to resolve such dispute by mutual agreement or, if such mutual, agreement cannot be promptly reached, the parties may seek resolution through the appropriate court located in Fulton County, Georgia, and pursuant to the laws of the State of Georgia; provided, however, that Lessee shall pay to Lessor all Rent and all other amounts due hereunder just as though Lessee had fully accepted Lessor's determination of the Commencement Date until such dispute is resolved, at which time Lessor shall (i) refund the amount, if any, due Lessee as a result of such mutual agreement or litigation, and (ii) furnish Lessee with a final memorandum setting the Commencement Date, which Lessor and Lessee shall both execute. The foregoing notwithstanding, neither Lessor's failure to request the execution of, nor Lessee's failure to execute, any such memorandum shall affect the determination of the Commencement Date as set forth above. If the Commencement Date as thus established is subsequent to the Commencement Date first specified in this Section 3, the Lease Expiration Date shall nevertheless remain as specified in this Section 3, and the Term shall be shortened accordingly.

         The term "Lease Year" as used herein shall mean each twelve (12)-month period of the Term, commencing with the first day of the month listed in the first clause of this Section 3 as the Commencement Date and ending on the last day of the month in which the Lease Termination Date is specified to occur, provided that the first Lease Year shall commence with the actual Commencement Date of this Lease and end as of 11:59 p.m. of the last day of the month in which the Lease Expiration Date is specified to occur.

         4. BASE RENT.

         (a) The bass rent ("Base Rent") hereunder shall be Ninety Nine Thousand One Hundred and Eight Dollars ($99,108.00) for the first Lease Year, payable as hereinafter described, and for each subsequent Lease Year during the Term, the amount determined in accordance with Section 4(b) below. Lessee shall pay to Lessor, upon its execution of this Lease, the first month's installment of Base Rent of $8,259.00 in advance, to be credited as the first thirty (30) days of Base Rent following the Commencement Date. Thereafter during the first Lease Year and for each subsequent Lease Year during the Term, Lessee shall pay to Lessor, promptly on the first day of each month in advance during the Term, without notice, demand, abatement, deduction Or set-off, in lawful money of the United States of America, at the office of the Lessor or to such other person and/or place as Lessor may have from time to time designated in writing, an installment of Base Rent, which shall be $8,259.00 for the first Lease Year, and the monthly amount determined in accordance with Section 4(b) below for each subsequent Lease Year. See Special Stipulation #51.1.

                              [MATERIAL OMITTED]

                               [Material Omitted]

                               [Material Omitted]

                               [Material Omitted]


     6. SECURITY DEPOSIT. Lessee has deposited with Lessor the sum of $8,259.00 (the "Security Deposit"), as security for the faithful performance by lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the Term, including, but not limited to, the provisions relating to the payment of Rent. Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount which Lessor may spend to become obligated to spend by reason of Lessee's default, or to compensate lessor for any other loss or damage which Lessor may suffer by reason of lessee's default. If any portion of the Security Deposit is so used or applied, Lessee shall, within five (5) days after written demand therefor by Lessor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount, and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Security Deposit separate from Its general funds, and Lessee shall not be entitled to interest thereon. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof then remaining shall be returned to Lessee, following surrender of the Premises to Lessor in good condition, normal wear and tear excepted, within thirty (30) days thereafter, but only if Lessee has then made full payment of any and all remaining Rent and other sums due to Lessor hereunder. The Security Deposit shall not be applied as the last month's Rent hereunder.

         7. USE. Lessee covenants and agrees that the Premises shall be used for office purposes only and shall not be used for any illegal purpose, nor in violation of any regulation of any governmental body, agency or officer having jurisdiction over the Premises or the Building, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises or the Building.

         8. PARKING Lessor agrees that it will provide parking on the Land as required by applicable zoning and other local laws, ordinances, rules and regulations for the use of the occupants of the Building, their customers, guests and invitees. Such parking shall be available to Lessee and the other occupants of the Building, their customers, guests and invitees on a "first come, first serve" basis, and Lessee accepts such parking arrangements as suitable for its purposes and requirements.

         Lessor may at its option provide parking spaces and reserve same for its own exclusive use.

         9. ABANDONMENT OF PREMISES. Lessee covenants not to abandon or vacate the Premises during the Term, and covenants to occupy the Premises for the purpose herein stated until the expiration or earlier termination hereof.

         10. REPAIRS BY LESSOR. Lessee accepts the Premises in their present "as-is" condition and agrees that the Premises are suited for the use intended by Lessee. Lessor shall not be required to make any repairs or improvements to the Premises except for structural repairs necessary for safety and tenant ability. Lessor shall keep in good order only the roof, exterior walls excluding windows, window frames and sashes, abutting sidewalks, and air conditioning, beating, water, sewer, electrical and sprinkler systems pertaining to the Building, but not electric and plumbing fixtures pertaining to such systems serving only the Premises. Lessee shall protect said systems against freezing or other damage and shall repair at its own cost and expense any damage to said systems caused by freezing or due to other neglect by Lessee.

         11. REPAIRS BY LESSEE. Lessee shall repair partitions, all glass and plate glass, all electric and plumbing fixtures and all machinery whatever in the Premises. Lessee shall be liable for and shall hold Lessor harmless in respect of damage or injury to the Premises or the person or property of Lessee, or the property or persons of Lessor's other tenants, agents and employees and their customers, guests, licensees and invitees, if due to act or neglect of Lessee, or any one in its control or employ. Lessee shall at once report in writing to Lessor any defective condition known to it which Lessor is required to repair, and failure to so report shall make Lessee responsible for damages resulting from any such defective condition.

         12. POSSESSION. Lessor makes no representations that the Premises will be available for occupancy on the Commencement Date first specified in Section 3 hereof. If Lessor shall be unable to give Possession of the Premises on the Commencement Date first specified in Section 3 hereof for any reason whatsoever, including the fault of Lessor, Lessor shall not be subject to any liability. No such failure to give possession on such date shall in any way affect the validity of this Lease or the obligations of Lessee hereunder, nor shall there be deemed to be any implied condition that Lessor will deliver to Lessee possession of the Premises on any prescribed date. If permission is given to Lessee enter into the possession of or to occupy office space other than the Premises prior to the Commencement Date, Lessee covenants and agrees that such occupancy shall be deemed to be a leasing of substitute premises under all the terms, covenants, conditions and provisions of this Lease, and in such event there shall be no abatement of Rent. Lessee acknowledges that it currently has possession of the premises.

         13. INSPECTION. Lessor may enter the Premises at all reasonable hours and upon reasonable notice to exhibit same to prospective purchasers or tenants, to inspect the Promises to see that Lessee is complying with all of its obligations hereunder, and to make repairs required of Lessor under the terms hereof or repairs or modifications to any adjoining space; provided, however, that in the event of an emergency, Lessor may enter the Premises at any time without notice to abate the emergency.

         14. DEFAULT.

         (a) The occurrence of any one or more of the following events shall constitute an event of default (each an "Event of Default") of Lessee under this
Lease: (1) If Lessee fails to pay any installment of Rent hereunder as and when such installment becomes due and such failure shall continue for more than five
(5) days after Lessor gives Lessee notice of past due Rent; (ii) If Lessee fails to pay Rent on time more than twice in any period of twelve (12) months (provided Lessor has given Lance written notices of the previous failures during such twelve (12)-month period within twenty (20) days of the date such payment was due), notwithstanding that such payments have been made within the applicable cure period; (iii) if the Premises become vacant, deserted or abandoned for more than ten (10) consecutive days or if Lessee falls to take possession or the Premises on the Commencement Date or promptly thereafter, (iv) if Lessee permits to be done anything which creates a lien Upon the Premises, the Building or the Land and fails to discharged or bond such lien; (v) if Lessee violates the provisions of Section 18 hereof by attempting to make an unpermitted assignment or sublease; (vi) if Lessee fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Lessor gives Lessee notice of such failure;
(vii) if any petition is filed by or against Lessee or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Lessee or any guarantor of this Lease in any such proceedings, (viii) if Lessee or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (ix) if a receiver, custodian or trustee is appointed for the Premises or for all or substantially all of the assets of Lessee or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; (x) If Lessee falls to perform or observe any other term of this Lease and such failure shall continue for more than ten (10) days after Lessor gives Lessee notice of such failure, or, if such failure cannot be corrected within such ten (10)-day period, if Lessee does not commence to correct such default within said ten (10)-day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and In any event prior to the time a failure to complete such correction could cause Lessor to be subject to prosecution for violation of any law, rule, ordinance or regulation, or causes, or could cause, a default under any mortgage. tenant lease or other agreement applicable to the Building; or (xi) If Lessee fails to perform any term (other than the payment of Rent) of this Lease more than three
(3) times in any period of twelve (12) months, notwithstanding that Lessee has corrected any previous failures within the applicable cure period.

         (b) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Lessee under this Lease, Lessor may, at Lessor's option, without any demand or notice whatsoever (except as expressly required by this Section 14):

         (i) Terminate this Lease by giving Lessee notice of termination. in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the Lease Expiration Date hereunder, and all rights of Lessee under this Lease and in and to the Premises shall expire and terminate and Lessee shall remain liable for all obligations under this Lease arising up to the date of such termination, and Lessee shall surrender the Premises to Lessor on the date specified in such notice, and if Lessees fails to so surrender Lessor shall have the right, without notice. to enter upon and take possession of the Premises and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor, or

         (ii) Terminate this Lease as provided in Section 14(b)(i) hereof and recover from Lessee all damages Lessor may incur by reason of Lessee's default, including, without limitation, a sum which, at the date of such termination, represents the then-value of the excess, if any, of (A) (i) all Rent, and all other sums which would have been payable hereunder by Lessee for the period commencing with the day following the date of such termination and ending at the Lease Expiration Date, over (iii) the aggregate reasonable rental value of the Premises for the same period, together with interest thereon at the Default Rate from the date due until paid, plus (B) the costs of recovering the Premises and all other expenses incurred by Lessor due to Lessee's default, including, without limitation, attorney's fees at the rate set forth in Section 14(k) hereof and interest at the Default Rate from the date such costs are incurred until paid, plus (C) the unpaid Rent earned as of the date of termination plus interest thereon at the Default Rate, plus (D) other sums of money and damages owing on the date of termination by Lessee to Lessor under this Lease or in connection with the Premises, all of which excess sum shall be deemed immediately due and payable; or

         (iii)  [MATERIAL OMITTED]

         (iv) Without terminating this Lease, and with or without notice to Lessee, Lessor may, in its own name but as agent for Lessee, enter into and upon and take possession of the Premises or any part thereof, and, at Lessor's option, remove persons and property therefrom and such property, If any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Lessee, all without being deemed guilty or trespass or becoming liable for any loss or damage which may be occasioned thereby, and Lessor may rent the Premises or any portion thereof as the agent of Lessee with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Lessor may deem necessary or desirable In order to relet the Premises. Lessor shall in no way be responsible or liable for any failure to rent the Premises or any part thereof, or for any failure to collect any rents due upon such reletting. Upon each such reletting, all rents received by Lessor from such reletting shall be applied; first, to the payment of any indebtedness (other than any Rent due hereunder) from Lessee to

Lessor, including, without limitation, amounts due under Section 14(b)(iii) hereof, including interest thereon at the Default Rate; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs, together with interest thereon at the Default Rate; third, to the payment of Rent and other charges then due and unpaid hereunder, together with interest thereon at the Default Rate; and the residue, if any, shall be held by Lessor to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Lessor may grant rent concessions and Lessee shall not be credited therefor. If such rents received from such reletting shall at any time or from time to time be less than sufficient to pay to Lessor the entire sums then due from Lessee hereunder, Lessee shall pay any such deficiency as Rent hereunder to Lessor. Such deficiency shall, at Lessor's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for any such previous default, provided the same has not been cured; or

         (v) Without terminating this Lease, and with or without notice to Lessee, Lessor may enter into and upon the Premises and without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace any damage thereto or do anything for which Lessee is responsible hereunder. Lessee shall reimburse Lessor immediately upon demand for any expenses which Lessor incurs in thus affecting Lessee's compliance under this Lease, and Lessor shall not be liable to Lessee for any damages with respect thereto; or

         (vi) Without liability to Lessee or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Lessee any property, material, labor, utilities or other service, wherever Lessor is obligated to furnish or render the same, so long as Lessee is in default under this Lease; or

         (vii)  [material omitted]

         (viii) Foreclose any lien or security interest in any property in the Premises which Lessor has under the terms of this Lease or the laws of the State of Georgia including the immediate taking of possession of all property on or in the Premises; or

         (ix)   Pursue such other remedies as are available at law or in equity.

     (c) If this Lease shall terminate as a result of or while there exists a default or Event of Default hereunder, any funds of Lessee held by Lessor may be applied by Lessor to any damages payable by Lessee (whether provided for herein or by law) as a result of such termination or default.

     (d) The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties herein against the other on any matters whatsoever, arising out of or in any way connected with this Lease, Lessee's use or occupancy of the Premises, or any claim of injury or damage hereunder, and Lessee covenants and agrees that Lessee will not interpose any counterclaim, offset or deduction in any summary proceeding brought by Lessor to recover possession of the Premises.

     (e) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon, shall bar Lessor from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

     (f) The foregoing provisions of this Section 14 shall apply to any renewal or extension of this Lease.

         (g) If any statute or rule of law shall limit any of Lessor's remedies as hereinabove set forth, Lessor shall nonetheless be entitled to any and all other remedies hereinabove set forth.

         (h) No agreement to accept a surrender of the Premises and no act or omission by Lessor or Lessor's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Lessor. No re-entry or taking possession of the Premises by Lessor shall constitute an election by Lessor to terminate this Lease unless a written notice Of such intention is given to Lessee.

         (i) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party against whom such waiver is asserted. Lessor's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

         (j) The rights granted to Lessor in this Section 14 shall be cumulative of every other right or remedy provided in this Lease or which Lessor may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of rental or damages accruing to Lessor by reason of any Event of Default under the Lease.

         (k) In the event of the happening of any Event of Default hereunder for which Lessor exercises any of the foregoing remedies requiring the payment of money by Lessee, or which Lessor, in its sole and absolute discretion, undertakes to cure, Lessee covenants to pay to or reimburse Lessor for all amounts so due or paid to effect such cure, as the case may be, together with, in each case, interest thereon from the date due at the lesser of (i) 2% above the rate of interest from time to time publicly announced by Trust Company Bank in Atlanta, Georgia or its successor, as its prime rate or (ii) the maximum interest rate allowed by law for demand loans to Lessee in the amount of, such required payment or reimbursement (the ""Default Rate''), and attorney's fees actually and reasonably incurred.

         15. EXTERIOR SIGNS. Lessee shall place no signs upon or within the windows, outside walls or roof of the Premises or the Building except with the written consent of Lessor which it may withhold in its sole discretion. Any and all signs approved to be placed on the Premises or the Building by Lessee shall be maintained in compliance with rules and regulations governing such signs from time to time promulgated by Lessor, and Lessee shall be responsible to Lessor for any damages caused by installation, use or maintenance of said signs, and Lessee agrees, upon removal of said signs, to repair all damage incident to such removal.

         16. REMOVAL OF FIXTURES. Lessee may (if not in default hereunder), prior to the Lease Expiration Date or the expiration of any extension or renewal of this Lease, remove any movable or non-structural fixtures and equipment which Lessee his placed in the Premises, provided Lessee repairs all damage to the Premises caused by such removal (including, without limitation, any damages or costs associated with any tenant finish or modifications installed especially for Lessee). Upon the expiration or earlier termination of this Lease, any fixtures or equipment not so removed in accordance with the preceding sentence which are remaining in or on the Premises (including, without limitation, any movable and non-structural fixtures and equipment) shall, at the option of Lessor, either (a) become the property of Lessor, or (b) be removed from the Premises in any manner that Lessor shall choose and be stored without liability to Lessor for loss thereof, with Lessee being liable to Lessor for all expenses incurred in such removal and storage of such property, together with interest on such expenses from the date incurred at the Default Rate. Lessor may elect to treat a portion of such property of Lessee as becoming the property of Lessor and may remove and store another portion of such property, and any such allocation thus made by Lessor shall be valid and conclusive upon Lessee.

         17. SERVICES. Lessor shall cause the Premises to be cleaned and generally cared for by janitors of the Building; will furnish elevator service; will furnish electricity for lighting and for small office machines and equipment, and will furnish seasonal air conditioning and heat during normal business hours, said air conditioning and heat not being furnished on Saturdays, Sundays or holidays. To the extent that Lessee requires any of the above services at times or in quantities other than as Lessor has agreed to provide, and if Lessor is willing to provide such services to Lessee, the same shall be provided at Lessee's sole cost and expense and at Lessor's cost thereof, which cost shall include any overtime expense involved, an allocation of Lessor's overhead, administrative and related costs, and a reasonable profit by Lessor for providing such services. The amount and/or degree of heat or air conditioning that may be furnished shall be at the reasonable discretion of Lessor. No failure to furnish, or any stoppage of, the services referred to above resulting from any cause shall make Lessor liable in any respect for damages to any person, property or business, or be construed as an eviction of Lessee, or entitle Lessee to any abatement of Rent or other relief from any of Lessor's obligations under this Lease. Should any malfunction of any systems or facilities occur within the Building or should maintenance or alterations of such systems or facilities become necessary, Lessor shall repair the same with reasonable diligence, and Lessee shall have no claim for rebate, abatement of Rent or damages because of malfunctions or any such interruptions in service beyond Lessor's control. If any interruption of services within Lessor's control extends beyond five (5) business days, Lessee may be entitled to rental abatement to their extent that such interruption materially and adversely affects Lessee's use of the premises. In the event Lessee installs or utilizes machinery, equipment or other items in the Premises or takes or fails to take action in such a manner as to result in an increase in the cost of the services to be provided pursuant to this Section 17 by Lessor, upon written notice from Lessor, Lessee shall either (a) pay to Lessor all such additional costs as specified by Lessor in such notice, or (b) promptly to discontinue such utilization, act or omission.

         18. ASSIGNMENT AND SUBLETTING.

         (a) Neither Lessee nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Lessee under this Lease, or in any sublease or the rent thereunder; the Premises or any part thereof shall never be sublet, occupied or used for any purpose by anyone other than Lessee, without Lessee's obtaining in each instance the prior written consent of Lessor in the manner hereinafter provided. Lessee shall not modify, extend or amend a sublease previously consented to by Lessor without obtaining Lessor's prior written consent thereto.

         (b) An assignment of this Lease shall be deemed to have occurred [Material Omitted]

         (c) If Lessee should desire to assign this Lease or sublet the Premises (or any part thereof) and Lessee is not then in default under this Lease, Lessee shall give Lessor written notice at least ninety (90) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying
(i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Premises proposed to be so subleased, (iii) the proposed effective date and duration of the assignment or subletting, and
(iv) the proposed rent or consideration to be paid to

Lessee by such assignee or sublessee. Lessee shall promptly supply Lessor with such financial statements and other information as Lessor may request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 18(b) above, Lessor shall have a period of thirty (30) days following receipt of such notice and other information requested by Lessor within which to notify Lessee in writing that Lessor elects:
(x) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Lessee's notice, in which event Lessee shall be relieved of all further obligations hereunder as to such space, except for obligations under all other provisions of this Lease which expressly survive the termination hereof; (y) to permit Lessee to assign or sublet such space; provided, however, that, if the rental rate agreed upon between Lessee and its proposed subtenant is greater than the rental rate that Lessee must pay Lessor hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Lessee in connection with such proposed assignment or sublease (in addition to rental), then fifty (50%) percent of such excess rent and other consideration shall be considered Additional Rent owed by Lessee to Lessor (less brokerage commissions, reasonable attorneys' fees and other disbursements reasonably incurred by Lessee for such assignment and subletting, if acceptable evidence of such disbursements is delivered to Lessor), and shall be paid by Lessee to Lessor, in the case of excess rental, in the same manner that Lessee pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Lessee; or (z) to refuse, in Lessor's sole and absolute discretion, to consent to Lessee's assignment or subleasing of such space and to continue this Lease for commercially reasonable grounds in full force and effect as to the entire Premises. If Lessor should fail to notify Lessee in writing of such election within the aforesaid thirty
(30)-day period, Lessor shall be deemed to have elected option (z) above. Lessee agrees to reimburse Lessor for legal fees and any other costs incurred by Lessor in connection with any permitted assignment or subletting and such reasonable payment shall not be deducted from Additional Rent owed to Lessor pursuant to clause (y) above. Lessee shall deliver to Lessor copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance satisfactory to Lessor and which shall require such assignee to assume performance of all terms of this Lease on Lessee's part to be performed. No acceptance by Lessor of any rental or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Lessor's consent to any assignment, sublease or transfer.

         (d) Any attempted assignment or sublease by Lessee in violation of the terms and provisions of this Section 18 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Lessor's consent, relieve Lessee Of its primary liability under this Lease for the Term, and Lessee shall in no way be released from the full and complete performance of all of the terms hereof. If Lessor takes possession of the Premises before the Lease Expiration Date, Lessor shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Lessor, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Lessee and any repair or obligation in excess of available net insurance proceeds or condemnation awards.

         (e)(i) Lessee acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Lessee, as the debtor in possession, or the trustee for Lessee (collectively "the Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the order of relief.

         (ii) If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person which shall have made a bona-fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, then the Trustee shall give Lessor and its mortgagees of which Lessee has notice written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later than ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assignment or subletting. Lessor shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona-fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease.

         (iii) The Trustee shall have the right to assume Lessee's rights and obligations under this Lease only if the Trustee: (A) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under this Lease; (B) compensates or provides adequate assurance that the Trustee will promptly compensate Lessor for any actual pecuniary loss incurred by Lessor as a result of Lessee's default under this Lease; and (C) provides adequate assurance of future performance under this Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (I) any proposed assignee of this Lease shall deliver to Lessor a security deposit in an amount equal to at least three (3) months' Rent accruing under this Lease; (II) any proposed assignee of this Lease shall provide to Lessor an audited financial statement, dated no later than six (6) months prior to the effective date of such proposed assignment or sublease, with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve (12) months' Rent accruing under this Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under this Lease, which guarantor shall provide an audited financial statement meeting the requirements of (II) above and shall execute and deliver to Lessor a guaranty agreement in form and substance acceptable to Lessor; and (III) any proposed assignee shall grant to Lessor a security interest in favor of Lessor in all furniture, fixtures and other personal property to be used by such proposed assignee in the Premises. All payments of Rent required of Lessee under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

         (iv) The parties agree that for the purposes of the Bankruptcy Code relating to (A) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (B) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Lessor for "actual pecuniary loss", the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Lessor's damages upon default, payments of Rent, including interest at the Default Rate on all unpaid Rent and other obligations of Lessee to pay money under this Lease, all attorneys' fees and related costs of Lessor incurred in connection with any default of Lessee and in connection with Lessee's bankruptcy proceedings.

         (v) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Lessor, forthwith execute and deliver to Lessor an instrument, in form and substance acceptable to Lessor, confirming such assumption.

         (f) Lessor shall have the right to sell, transfer, assign, pledge and convey all or any part of the Building and any and all of Lessor's rights under this Lease. In the event that Lessor assigns or otherwise conveys its rights under this Lease, Lessor shall be entirely freed and released from any obligations accruing thereafter under the Lease, and Lessee agrees to look solely to Lessor's successor-in-interest for performance of such obligations.

         19. DESTRUCTION OR DAMAGE. Should the Premises be destroyed or so damaged by fire or other casualty that, in the reasonable opinion of Lessor, rebuilding or repairs cannot be completed within one hundred eighty (180) days from the date of such fire or casualty, then Lessor may terminate this Lease, in which event Rent hereunder shall be abated from the date of such damage or destruction. However, if the damage or destruction is such that, in the reasonable opinion of Lessor, rebuilding or repairs can be completed within one hundred and eighty (180) days, Lessor covenants and agrees to make such repairs to the extent that there are available insurance proceeds to fund the repairs with reasonable promptness and dispatch, and to allow Lessee an abatement in the Rent then payable hereunder for such time as the Premises are untenantable or proportionately for such portion of the Premises as shall be untenantable, and Lessee covenants and agrees that the terms of this Lease shall not be otherwise altered.

         20. CONDEMNATION AND ORDERS OF GOVERNMENTAL AUTHORITIES.

         (a) If all or any part of the Premises or the Building is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), which taking or condemnation renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and the Rent then payable hereunder shall be apportioned as of such date.

         (b) If any part of the Premises or the Building is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to Section 20(a) above, the Rent then payable hereunder shall be reduced for the period Of such taking by an amount which bears the same ratio to such Rent as then payable as the number of square feet of the Net Rentable Area of the Premises so taken or condemned bears to the Net Rentable Area of the Premises specified in Section 2 above. Lessor, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by Lessee) to restore the Premises remaining to as near its former condition as circumstances will reasonably permit, and to the Building to the extent necessary to constitute the portion of same not so taken or condemned as a completed architectural unit. In the event of any taking or condemnation described in this Section 20(b), the Net Rentable Area of the Premises and the Net Rentable Area of the Building shall be reduced, respectively, for all purposes under this Lease by the number of square feet of the Net Rentable Area of the Premises and the Net Rentable Area of the Building so taken or condemned. Nothing in this Section 20(b) shall prohibit the further adjustment after such taking of Maintenance Rent hereunder in accordance with the provisions of Section 5 hereof.

         (c) Lessor shall be entitled to receive the entire price or award from any cash sale, taking or condemnation without any payment to Lessee, and Lessee hereby assigns to Lessor Lessee's interest, if any, in such award; provided, however, that Lessee shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to the leasehold improvements paid for by Lessee without any credit or allowance from Lessor.

         (d) Lessee agrees, at its own expense, to promptly comply with all requirements of any legally-constituted public authority made necessary by reason of Lessee's occupancy of the Premises.

         21. ALTERATIONS AND IMPROVEMENTS

         (a) Lessee shall not at any time during the term hereof make any alterations to the Premises without first obtaining Lessor's written consent thereto, which consent Lessor shall not unreasonably withhold or delay; provided, however, that Lessor shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building or Premises, which will or are likely to cause any weakening of any part of the structure of the Premises or the Building or which will or are likely to cause damage or disruption to the Building systems or which are prohibited by any underlying mortgage, all of which alteration requests Lessor may reject in its sole discretion. Should Lessee desire to make any alterations to the Premises, Lessee shall submit all plans and specifications for such proposed alterations to Lessor for Lessor's review before Lessee allows any such work to commence, and Lessor shall approve or disapprove such plans and specifications for any of the reasons set forth in this Section 21(a) or for any other reason reasonably deemed sufficient by Lessor. Lessee shall select and use only contractors, subcontractors or other service personnel from those listed on Lessor's approved list maintained by Lessor in its management office. Upon Lessee's receipt of written approval from Lessor and any required approval of any mortgagee of Lessor, and upon Lessee's payment to Lessor of a reasonable fee prescribed by Lessor for the work of Lessor and Lessor's employees and representatives in reviewing and approving such plans and specifications, Lessee shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Lessor and with the provisions of this Section 21, including the use of contractors and service personnel approved in advance by Lessor in writing. All alterations shall be made at Lessee's expense, either by Lessee's contractors approved in advance by Lessor, or, at Lessee's option, by Lessor on terms reasonably satisfactory to Lessee, including a reasonable fee of actual expenses to Lessor to cover Lessor's overhead. In no event, however, shall Lessee or its contractors or repair personnel be permitted to do or allow any work affecting the Building systems.

         (b) All construction, alterations and repair work done by, or for, Lessee shall (i) be performed in such a manner as to maintain harmonious labor relations, (ii) not adversely affect the safety of the Building or the Premises or the systems thereof; (iii) comply with all building, safety, fire, plumbing, electrical and other codes and governmental and insurance requirements, (iv) not result in any usage in excess of building standard of water, electricity, gas or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Lessor are made with respect thereto, (v) be completed promptly and in a first-class and workmanlike manner and, if applicable, in compliance with, and subject to, all of the provisions of Exhibit "E" hereto, and (vi) not disturb other tenants in the Building.

         (c) All leasehold improvements, alterations and other physical additions made to, or installed by or for Lessee in, the Premises shall be insured by Lessee, including Lessee's furniture, personal property and movable trade fixtures. Lessee shall remove, at Lessee's expense, all furniture, personal property, movable trade fixtures and, if directed to or permitted to do so by Lessor in writing, and to the extent that the removal of the same will not cause any structural damage to the Premises or the Building, all, or any part of, the leasehold improvements, alterations and other physical additions made by Lessee to the Premises, on or before the expiration date or earlier termination of this Lease; Lessee shall repair, or promptly reimburse Lessor for the cost of repairing, all damage done to the Premises or the Building by such removal. Any leasehold improvements, alterations or physical additions made by Lessee which Lessor does not direct or permit Lessee to remove at any time during or at the end of the term shall become the property of Lessor without any payment to Lessee. If Lessee fails to remove any of Lessee's furniture, personal property or movable trade fixtures by the expiration date or earlier termination of this Lease or, if Lessee fails to remove any leasehold improvements and other physical additions made by Lessee to the Premises which Lessor has in writing directed Lessee to remove, Lessor shall have the right, on the fifth (5th) day after Lessor's delivery of written notice to Lessee, to deem such property abandoned by Lessee and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially-reasonable manner. Lessee shall be liable for all costs of such disposition of Lessee's abandoned property, and Lessor shall have no liability to Lessee in any respect regarding such property of Lessee. The provisions of this Section 21(c) shall survive the expiration or earlier termination of this Lease.

         22. ATTORNEY'S FEES. Lessee agrees to pay all attorney's fees and expenses Lessor incurs in enforcing any of the obligations of Lessee under this Lease, or in any litigation or negotiation in which Lessor shall, without fault, become involved through or an account of this Lease.

         23. HOMESTEAD. Lessee waives all homestead rights and exemptions which he may have under any law as against any obligation owing under this Lease. Lessee hereby assigns to Lessor his homestead exemption.

         24. WAIVER OF SUBROGATION. Each party hereto waives any and every claim which may arise in its favor against the other party hereto during the term of this Lease, or any renewal or extension hereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Premises leased hereunder, if such loss or damage is covered by valid and collectible fire and extended coverage insurance policies, and only to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any claim described above by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

         25. INDEMNITY. Lessee waives all claims against Lessor for damage to any property or injury to, or death of, any person in, upon, or about the Building arising at any time and from any cause other than solely by reason of the negligence or willful misconduct of Lessor, its agents, employees, representatives, or contractors, and Lessee shall indemnify Lessor and shall hold Lessor harmless from any damage to any property or injury to, or death of, any person arising from the use of such building by Lessee or its agents, employees, representatives, contractors, or invitees. Lessor shall indemnify and shall hold Lessee harmless from any damage to any property or injury to, or death of, any person arising from any event, regardless of cause (except as herein provided), which occurs within the Building excluding the premises (and inside the Premises if caused by the negligence or willful misconduct of Lessor, its agents, employees, representatives, or contractors), unless such damage or injury results from the negligence or willful misconduct of Lessee or its agents, employees, representatives, contractors, licensees, servants, or invitees. The foregoing indemnity obligations of Lessee and Lessor shall include attorneys' fees, investigation costs and all other costs and expenses incurred by Lessee or Lessor, as the case may be, from the first notice that any claim or demand has been made or may be made. The provisions of this Section 25 shall survive the termination of this Lease with respect to any damage, injury or death occurring before such termination. If Lessor is made party to any litigation commenced by or against Lessee, or relating to this Lease or to the Premises, and provided that in any such litigation Lessor is not finally adjudicated to be at fault, then Lessee shall pay all costs and expenses, including attorneys' fees and court costs, reasonably incurred by or imposed upon Lessor because of any such litigation, and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Lessee to Lessor.

         26.   INSURANCE.

         (a) Lessee, at its sole expense, shall obtain and keep in force during the Term the following insurance:

         (i) Broad-form all Risk insurance insuring Lessee's interest in the Premises and all property located in the Premises, including furniture, equipment fittings, installations, fixtures, supplies and any other personal property, leasehold improvements alterations ("Lessee's Property") against fire, vandalism, malicious mischief, earthquake and other perils insured against by extended coverage, in an amount equal to the full replacement value, it being understood that no lack or inadequacy of insurance by Lessee shall in any event make Lessor subject to any claim by virtue of any theft or loss or damage to any uninsured or inadequately insured property;

         (ii) Comprehensive general public liability insurance including personal injury, bodily injury, broad-form property damage, operations hazard, elevator, owner's and contractor's protective coverage, contractural liability, products and completed operations liability and use of all owned, non-owned and hired vehicles, in limits not less than $3,000,000.00 inclusive on a claims basis or such higher limits as Lessor may require from time to time during the term of this Lease provided such higher limits are required by Lessor for tenants of comparable size in the Building or are reasonably necessitated by Lessee's particular use of the Premises;

         (iii) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount satisfactory to Lessor and as required by law; and

         (iv) Any other form or forms or amounts of insurance or any changes or endorsements to the insurance required herein as Lessor or any mortgagee of Lessor may require from time to time, provided such higher limits are required for tenants of comparable size in premises similar to the Building or are reasonably necessitated by Lessee's particular use of the Premises.

         (b) The insurance required to be maintained by Lessee hereunder shall be issued by nationally-recognized responsible insurance carriers licensed to do business in the State of Georgia. Lessee shall have the right to include the insurance required by Section 26(a) under Lessee's policies of "blanket insurance", provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby and provided Lessee delivers to Lessor a certificate specifically stating that such coverages apply to Lessor, the Premises and the Building. All such policies of insurance or certificates thereof shall name Lessee and Lessor as named insureds thereunder and shall name all mortgagees of Lessor as additional named insureds of which Lessee has been notified, all as their respective interests may appear. All such policies or certificates shall be issued by insurers, acceptable to Lessor and in form and with deductibles, if any, satisfactory from time to time to Lessor. Lessee shall deliver to Lessor certificates with copies of policies, together with satisfactory evidence of payment of premiums for such policies by the commencement date and, with respect to renewals of such policies, not later than forty-five (45) days prior to the and of the expiring term of coverage. All policies of insurance should be primary and Lessee shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Lessee under this Lease. Upon Lessor's request Lessee shall deliver to Lessor certified copies of such policies. All such policies and certificates shall contain an agreement by the insurers to notify Lessor and any mortgagee of Lessor in writing, by Registered U.S. mail, return receipt requested, not less than forty-five (45) days before any material change, reduction in coverage, cancellation, including cancellation for non-payment of premium, or other termination thereof or change therein and shall include a clause or endorsement denying the insurer any rights of subrogation against Lessor, if such clause or endorsement is obtainable without additional cost to Lessee. Lessee hereby waives any right of recovery against Lessor for injury or loss due to hazards covered by policies of insurance required to be carried by Lessor under this Lease.

         (c) Lessor shall insure, or cause to be insured, the Building against damage with casualty insurance in an amount not less than ninety percent (90%) of the replacement value of the Building and with such deductibles as Lessor reasonably deems appropriate, and comprehensive general public liability insurance, in such amounts and with such deductibles as Lessor reasonably deems appropriate. Notwithstanding any contribution by Lessee to the cost of insurance premiums, as provided hereinabove, Lessor shall not carry insurance of any kind on Lessee's Property, and Lessee hereby agrees that Lessee shall have no right to receive any proceeds from any insurance policies carried by Lessor.

         (d) Lessee shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building, and Lessee shall comply with all requirements and regulations of Lessor's casualty and liability insurer. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Lessee, or its agents, employees, representatives or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Lessee or the contents or equipment in or about the Premises, and, as a result thereof, Lessee shall be liable for such increase and shall reimburse Lessor therefor upon demand. Any such sum shall be considered rental payable with the next monthly installment becoming due under this Lease. In no event shall Lessee introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

         (e) Notwithstanding anything to the contrary in this Section 26.00, upon prior written notice to Lessor, Lessee may insure the amount of any insurance required to be carried under Section 26.00 (a) under any plan of self-insurance which it may from time to time have in force and effect provided it furnishes upon request evidence satisfactory to Lessor and Lessor's lender of the existence of an insurance reserve adequate for the risks covered by such plan of self-insurance, or (b) under a blanket policy, or policies, covering other liabilities of Lessee and its subsidiaries, controlling or affiliated corporations, or (c) partly under such a plan of self-insurance and partly under such blanket policies. Any portion of any risk for which Lessee is self-insured shall be deemed to be an insured risk under this lease.

         27. RULES AND REGULATIONS. The rules and regulations attached to this Lease as Exhibit "D" shall be and are hereby made a part of this Lease. Lessee, its employees and agents, will perform and abide by said rules and regulations, and any amendments or additions to said rules and regulations as may be made from time to time by Lessor in its sole and absolute discretion.

         28. NO ESTATE IN LAND. This Lease shall create the relationship of Lessor and Lessee between the parties hereto, no estate shall pass out of Lessor. Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except as provided in Section 18 hereof.

         29. HOLDING OVER. If Lessee remains in possession of the Premises after expiration of the term hereof, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant under a month-to-month tenancy at double the Rent (including Base Rent, Maintenance Rent and all Additional Rent) in effect at the end of this Lease (and subject to all terms and conditions of this Lease except as modified by this Section 29), and there shall be no renewal of this Lease by operation of law.

         30. SURRENDER OF PREMISES. At the expiration or earlier termination of this Lease, Lessee shall surrender the Premises and keys thereto to Lessor, in the same condition as at commencement or the term, natural wear and tear only excepted.

         31. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the Lease Expiration Date, by lapse of time or otherwise, shall affect Lessor's right to collect Rent for the period prior to termination thereof.

         32. RIGHTS CUMULATIVE. All rights, powers and privileges conferred hereunder upon Lessor shall be cumulative but not restrictive to those given at law or in equity.

         33. NOTICES.

         (a) Any notice, election, or other communication required or permitted hereunder shall be in writing and shall be either (i) delivered in person to the following named parties, (ii) sent by certified or registered United States mail, return receipt requested, postage and charges prepaid, to the following addresses:

                  TO LESSOR:                 Charles J. Lauckhardt
                                             Greystone Realty Corporation, for
                                             New York Life Insurance Company
                                             Two Pickwick Plaza, 3rd Floor
                                             Greenwich, Connecticut 06830


                  WITH COPY TO:              Jeffrey R. DuFresne
                                             Greystone Realty Corporation
                                             6190 Powers Ferry Road, Suite 200
                                             Atlanta, Georgia 30339

                  WITH A COPY TO:            Mr. William F. Bailey
                                             Bailey & Associates
                                             6190 Powers Ferry Road  Suite 100
                                             Atlanta, Georgia  30339

                  WITH A COPY TO:            Mr. Mark Young
                                             Manager
                                             Intermodal Systems, Inc.
                                             600 Embassy Row  Suite 250
                                             Atlanta, Georgia  30328

                  TO LESSEE:                 Mr. M. McNeil Porter
                                             200 International Circle
                                             Suite 4500
                                             Hunt Valley, MD  21031



         (b) Any notice, election or other communication delivered or mailed as aforesaid shall, if delivered in person, be deemed received upon date of delivery, if couriered by same day or overnight delivery service be deemed received on the date of delivery to such addressee or address regardless if accepted, and if mailed, such notice shall be deemed received upon date of actual receipt or on the third (3rd) calendar day subsequent to date of postmark, whichever is earlier.

         (c) Each party hereof may change its address and addressee for notice, election, and other communication from time to time by notifying the other parties hereto of the new address and addressee in the manner provided for giving notice herein.

         (d) Any notice shall be deemed received if provided as aforesaid to any of the above-named attorneys and to the above-named parties, regardless if accepted or rejected.

         34. TIME OF ESSENCE. Time is of the essence of this Lease.

         35. LIENS. Lessee shall not suffer or give cause for the filing of any lien against the Premises, the Building or the Land, and the existence of any such lien of any nature against the Premises, the leasehold interest of Lessee therein, the Building or the Land shall constitute a breach of this Lease.

         36. PARTIES. "Lessor", as used in this Lease, shall include Lessor and its heirs, executors, legal representatives, successors and assigns and successors in title to the Building and the Premises, it being agreed and understood by Lessee that Lessor may at any time freely transfer its entire interest in the Building and the Premises, or any part thereof. "Lessee" shall include Lessee and its heirs, executors, legal representatives, permitted successors and, if this Lease is validly assigned or sublet, its assigns or sublessees. "Lessor" and "Lessee" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

         37. [material omitted]

[material omitted]

         38. MORTGAGES. Lessee's rights hereunder shall be subject and subordinate to any bona fide mortgage or deed to secure debt which is now or may hereafter be placed upon the Building by Lessor; provided, however, that, upon foreclosure of any such mortgage or upon sale of the Premises under a power of sale contained in any such deed to secure debt, the owner of the Building pursuant to such foreclosure or sale shall have the right (to which Lessee hereby specifically agrees), exercisable by written notice to Lessee mailed within thirty (30) days after the date of such foreclosure or sale, either to affirm this Lease, in which event this Lease shall remain in full force and effect between such owner and Lessee in accordance with its terms, or to terminate this Lease, in which event this Lease and all rights of the parties hereto shall fully and finally terminate on the thirtieth (30th) day after the date of mailing of such notice by such owner. Except for termination of this Lease by the owner following such foreclosure or sale, this Lease shall not be terminated under this Section 38 so long as Lessee is not in default in the observance and performance of its covenants hereunder and Lessee shall be entitled to quiet enjoyment of the Premises. Lessee shall, upon the request of Lessor, execute and deliver such documentation or instruments which shall evidence the subordination of this Lease to the lien of any mortgage or deed to secure debt now or hereafter placed upon Lessor's interest in the Premises, the Building or any future additions thereto.

         39. EXCULPATION. Notwithstanding anything elsewhere in this Lease to the contrary, in the event of default hereunder by Lessor, unless Lessor shall voluntarily cure said default or satisfy any claim asserted against Lessor, the recourse of Lessee shall be against Lessor's interest in the Premises and Lessee shall look solely to Lessor's interest in the Premises for satisfaction of any judgment rendered against Lessor arising out of a default hereunder.

         40. LATER CHARGES. All Rent, fees, contributions, interest or other sums which Lessee is required to pay under this Lease shall be paid on or before the date due. A late charge of three (3%) of the amount due shall be paid as an administrative charge for any amount that is not timely paid, it being agreed and understood that such late charge shall be payable in addition to, and not in substitution for, any interest payable on such unpaid sums hereunder.

    41. ESTOPPEL CERTIFICATES. At any time during the Term, upon fifteen (15) days prior written notice to Lessee by Lessor, requesting such action by Lessee, Lessee shall execute, acknowledge and deliver to Lessor a statement in writing, certifying to any third party identified by Lessor, that this Lease is unmodified and in full force and effect and that Lessee has no knowledge of any uncured default of Lessor under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications, and, if there are any defaults, setting them forth in reasonable detail), the Commencement Date and the dates to which Rent and other charges hereunder have been paid. Any such statement delivered pursuant to this
Section 41 may be relied upon by any such third party.

    42. BROKERAGE Lessee and Lessor each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent except Bailey & Associates in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker. This provision shall survive the expiration or earlier termination of this Lease.

    43. SEVERABILITY. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

    44. HEADINGS. The section headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several sections hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

    45. ENTIRE AGREEMENT. This Lease and the exhibits and riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Lessor and Lessee regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in a writing executed by both parties hereto.

    46. AUTHORITY. If Lessee signs as a corporation, execution hereof shall constitute a representation and warranty by Lessee that Lessee is a duly organized and existing corporation under the laws of the state of its incorporation, that Lessee has been and is qualified to do business in the State of Georgia and in good standing with the State of Georgia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Lessee signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Lessee that Lessee has complied with all applicable laws, rules, and governmental regulations relative to Lessee's right to do business in the State of Georgia that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Lessee were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

    47. GOVERNING LAW. This Lease shall be governed by and construed under the laws of the State of Georgia. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Fulton County, Georgia. Should any provision of this Lease require judicial interpretation, Lessor and Lessee hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

    48. USE OF NAME. Lessee shall not, without the prior written consent of Lessor, use the name of the Building for any purpose other than as the address of the business to be conducted by Lessee in the Premises, and Lessee shall not do or permit the doing of anything in connection with Lessee's business or advertising which in the reasonable judgment of Lessor may reflect unfavorably on Lessor, the Building or the Land or confuse or mislead the public as to any apparent connection or relationship between Lessee and Lessor, the Building or the Land.

    49. NO EASEMENTS. Any elimination or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Lessor shall have no liability to Lessee with respect thereto.

    50. WORK LETTER. If applicable, the work letter regarding Lessor's and Lessee's obligations to perform construction and finish work in the Premises and the Building is attached hereto as Exhibit "E" and made a part hereof by reference.

    IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year first above written.




                                    LESSOR:

                                    By: Bailey & Associates, No. 1 Ltd.
                                    By: Bailey Realty, Inc.
                                        Managing General Partner

                                    By: /s/ WILLIAM F. BAILEY
                                       ----------------------------------------
                                       Name : William F. Bailey
                                       Title: President


                                     Attest: /s/ JAMES E. GRIFFIN
                                            -----------------------------------
                                       Name : James E. Griffin
                                       Title: Vice President



                                    LESSEE:


                                    By: /s/ M. MCNEIL PORTER
                                       ----------------------------------------
                                       Name : M. McNeil Porter
                                       Title: President


                                    By: /s/ DOUGLAS R. RIDGWAY
                                       ----------------------------------------
                                       Name : Douglas R. Ridgway
                                       Title: Director Quality & Administration

     SPECIAL STIPULATIONS. Insofar as the following special stipulations conflict with any of the foregoing provisions, the following shall control:

     51.1 The Lessor and Lessee agree that the base rental rate will be increased in accordance with the rent schedule below:

                         MONTHLY             ANNUAL
        MONTHS           RENTAL              RENTAL
        ------           -------             ------
         1 - 12          $ 8,259.00          $ 99,108.00
        13 - 24          $ 8,672.00          $104,064.00
        25 - 36          $ 9,106.00          $109,272.00
        37 - 48          $ 9,561.00          $114,732.00
        49 - 60          $10,039.00          $120,468.00

     51.2  The Lessee and Lessor agree to the following termination options:


       1) The Lessee will have the option to terminate the lease at the end of thirty six (36) month (February 28, 1994) by providing six (6) months advance written notice (September 1, 1993) and by paying a termination fee equal to One Hundred Fifty Thousand Dollars ($150,000.00). Said termination fee to be paid upon Lessee's written notice.

       2) The Lessee will have the option to terminate lease at the end of forty eight (48) month (February 28, 1995) by providing six (6) months advanced written notice (September 1, 1994) and by paying a cancellation fee equal to Seventy Five Thousand ($75,000.00) Dollars. Said termination fee to be paid upon Lessees written notice.

     51.3 The Lessor agrees to provide the Lessee with an ongoing first right of refusal on approximately 1,900 square feet of contiguous space located on the 2nd floor as set forth on Exhibit "F", subject to existing first right of refusals. The Lessee will have ten (10) business days after written notice by Lessor of a bona fide offer to lease said space and to exercise
First Right of Refusal. The rental rate will equal the rate the Lessee is paying at the time the additional space is leased.

     51.4 The Lessor agrees to provide the first month of occupancy rent free (March 1, 1991 through March 31, 1991).

     51.5 The lessor agrees that the lessee will have the right on an advanced reservation basis to use the Conference Facility operated by Academy Insurance Company on the fourth (4th) floor of Building 600, in accordance with Academy's usage policies, a maximum of six (6) occasions per calendar year of the term at no cost (does not include use of audio-visual equipment) on a availability bases. This right will remain in effect as long as Academy Insurance Company is a tenant in the building and permits the use of their facility.

     51.6 The Lessor agrees that Lessee shall have the right, at it's cost, to install a card reader access security system and to institute an emergency access card system or any other security measure deemed reasonably necessary and desirable by lessee in the premises.

                                   EXHIBIT A
                                  THE PREMISES






















                                  EMBASSY ROW
                                   Building D
                                  Second Floor

                                   EXHIBIT B
                          COMMENCEMENT DATE MEMORANDUM
                              (LESSOR LETTERHEAD)


(LESSEE NAME/ADDRESS)


Dear

     This is to give you notice pursuant to Section 3 of that certain Lease Agreement (the "Lease") dated __________________ between Embassy Row Venture, a joint venture between New York Life Insurance Company, a New York Corporation, and Bailey & Associates, No. 1 Ltd., a Georgia Limited Partnership, collectively as Lessor, and ______________________, as Lessee, that all improvements of the Premises are substantially completed as of the date hereof and thus, the "Commencement Date" pursuant to Section 3 of the Lease is _________________.

                              EMBASSY ROW VENTURE

                              By: Bailey & Associates for
                                  Embassy Row Venture

                              By:
                                  ---------------------------------
                                  Name:  James E. Griffin
                                  Title: Vice President

                                   EXHIBIT C

                                    THE LAND

                                  EMBASSY ROW


All that certain tract or parcel of land situate, lying and being in Land Lot 20 of the 17th District of Fulton County, Georgia, containing 38.176 acres, and depicted as Phase I and Phase II and Adjacent Land on that certain plat of survey denominated "Plat of Embassy Row" by Travis N. Pruett, Sr., Registered Surveyor for Travis Pruett & Associates, P.C., dated April 12, 1983, reference to which plat is hereby made. Said property is more particularly described in accordance with said plat as follows:

BEGIN at a point on the South land lot line of said Land Lot 20, which point is the point of intersection of said South land lot line with the presently existing (widened to 80 feet in width) Westerly right-of-way of Peachtree-Dunwoody Road, and from said point of beginning run thence North 87 degrees 04' 27" West along the South land lot line of said Land Lot 20 a distance of 820.77 feet to a monument; thence run North 02 degrees 38' 42" East a distance of 302.35 feet to a 1 inch crimp top; thence run North 87 degrees 41' 50" West a distance of 303.54 feet to a right-of-way monument located on the Easterly right-of-way of Georgia 400 Expressway (a/k/a Turner-McDonald Parkway); thence run North 02 degrees 04' 10" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 520.74 feet to a right-of-way monument; thence run North 01 degrees 42' 33" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 262.51 feet to a right-of-way monument; thence run North 04 degrees 05' 32" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 258.38 feet to a 1/2 inch rebar; thence run North 06 degrees 36' 15" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 3.45 feet to a right-of-way monument; thence run North 00 degrees 24' 09" East along the Easterly right of way of Georgia 400 Expressway a distance of 259.78 feet to a 1/2 inch rebar; thence run South 87 degrees 56' 31" East a distance of 1073.96 feet to a 5/8 inch rebar located on the recently widened (to 80 feet in width) Westerly right-of-way of Peachtree-Dunwoody Road; thence run in a generally Southerly direction along the recently widened (to 80 feet in width) Westerly right-of-way of Peachtree-Dunwoody Road the following courses and distances: South 08 degrees 38' 52" West a distance of 14.47 feet; South 05 degrees 35' 09" West a distance of 65.55 feet; South 02 degrees 54' 23" West a distance of 62.98 feet; South 01 degrees 24' 36" West a distance of 68.7 feet; and South 00 degrees 25' 42" West a distance of 53.04 feet to a 1/2 inch rebar; thence run in a generally Southerly direction along the Westerly side of the presently existing (widened to 80 feet in width) right-of-way of Peachtree-Dunwoody Road the following courses and distances: South 00 degrees 34' 26" East a distance of 85.59 feet; South 00 degrees 43' 30" East a distance of 82.04 feet; South 02 degrees 11' 17" East a distance of 78.73 feet; South 01 degrees 47' 38" East a distance of 80.79 feet; South 01 degrees 51' 07" East a distance of 80.32 feet; South 02 degrees 01' 58" East a distance of 80.25 feet; South 01 degrees 39' 40" East a distance of 81.66 feet; South 01 degrees 14' 25" East a distance of 81.38 feet; South 00 degrees 15' 08" East a distance of 85.75 feet; South 01 degrees 50' 59" East a distance of 88.20 feet; South 02 degrees 45' 35" East a distance of 83.21 feet; South 02 degrees 20' 50" East a distance of 92.29 feet; South 01 degrees 08' 22" East a distance of 81.49 feet; South 00 degrees 45' 09" East a distance of 78.88 feet; South 00 degrees 30' 28" West a distance of 81.84 feet; South 03 degrees 34' 47" West a distance of 63.5 feet; and South 09 degrees 17' 38" West a distance of 53.04 feet to a point on the South land lot line of said Land Lot 20, which point is the point of beginning.

                                   EXHIBIT D

                             RULES AND REGULATIONS

     1. Sidewalks, doorways, vestibules, halls, stairways and similar areas shall not be obstructed by tenants or their officers, agents, servants and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

     2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances located in premises leased by a tenant from misuse on the part of such tenant or such tenant's officers, agents, servants and employees shall be paid by such tenant.

     3. No signs, posters, advertisements or notices shall be painted or affixed on any of the windows or doors or other parts of the Building or the Land, except of such color, size and style, and in such places, as shall be first approved by Lessor. No nails, hooks or screws shall be driven into or inserted in any part of the Building, except by building maintenance personnel.

     4. If required, directories will be placed by Lessor, at Lessor's own expense, in conspicuous places in the Building. No other directories shall be permitted.

     5. The Premises shall not be used for conducting any barter, trade or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of secondhand goods, insurance salvage stock or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale or any other business which, because of merchandising methods or otherwise, would tend to lower the character of the Building.

     6. Tenants shall not do anything, or permit anything to be done, in or about the Building or the Land, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority, or which would cause any policy or policies of fire or other insurance in respect of the Premises, the Building or the Land (including any other improvements thereon) to be cancelled or voidable.

     7. No tenant shall place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry or which is allowed by applicable building codes. Lessor may prescribe the weight and position of all safes and heavy installations which Lessee desires to place in the Premises so as properly to distribute the weight thereof.

     8. Lessor shall have the authority to prescribe the weight and position of safes or other heavy equipment which may overstress any portion of the floor. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of Lessee.

     9. Each tenant shall notify Lessor when safes or other heavy equipment are to be taken into or out of the building. Moving of such items shall be done under the supervision of Lessor or its agents, after receiving written permission from Lessor.

     10.  Corridor doors, when not in use, shall be kept closed.

     11. All deliveries must be made via the service access at the loading dock at such times and at such locations thereon as Lessor may from time to time designate. Prior approval must be obtained from Lessor for any deliveries that must be received after normal business hours.

     12. Each tenant shall cooperate with the Building employees in keeping the Premises neat and clean.

     13. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, animals or reptiles, or any other creatures, shall be brought into or kept in or about the Building or the Land.

     14. Should a tenant require telegraphic, telephonic, annunciator or any other communication service, Lessor will direct the electricians and installers where and how the wires are to be introduced and placed, and none shall be introduced or placed except as Lessor shall direct.

     15. Lessee shall not make or permit any improper noises in the Building or the Land, or otherwise interfere in any way with other tenants or persons having business with them.

     16. No equipment of any kind shall be operated on the Premises that could in any way annoy any other tenant in the Building without the consent of Lessor.

     17. Business machines and mechanical equipment belonging to Lessee which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Lessor or any tenants in the Building shall be placed and maintained by Lessee, at Lessee's expense, in settings of cork, rubber or spring-type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

     18. Lessees shall not use or keep in the Building or the Land any inflammable or explosive fluid or substance, or any illuminating material, unless it is battery-powered and approved by Lessor.

     19. Lessees, employees or agents, or anyone else who desires to enter the Building after normal business hours, may be required to sign in upon entry and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure.

     20. Lessor has the right to evacuate the Building in event of emergency or catastrophe.

     21. If any governmental license(s) or permit(s) shall be required for the proper and lawful conduct of Lessee's business, Lessee, before occupying the Premises, shall procure and maintain such license(s) or permit(s) for Lessor's inspection. Lessee shall at all times comply with the terms of any such license(s) or permit(s).

     22. Lessor shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

     23. Garbage, trash, rubbish and refuse shall not be burned or unduly accumulated, and shall be kept in sanitary closed containers approved by Lessor so as not to be visible to the public within the demised area. The following rules and regulation shall apply to "dry" trash: (1) all "dry" trash shall be properly bagged in plastic bags and sealed; and (2) all "dry" trash shall be delivered at such times and in such areas on the loading dock or other areas approved by Lessor as may be designated from time to time by Lessor. The following rules and regulations apply to "semi-wet" and "wet" garbage: (1) each tenant shall be solely responsible for the cost of purchasing such equipment as is necessary to convert "wet" garbage into a sanitary condition satisfactory to Lessor for disposal after delivery by each tenant to a designated area on the loading dock; and (2) if, at Lessor's sole responsibility to pay all reasonable costs incurred to install such improvements in any area designated by Lessor.

     24. Lessee will not display, paint or place, or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising or promotional materials or devices on any vehicles parked in the parking areas of the Building, whether belonging to Lessee or to Lessee's employees or agents or to any other person.

     25. Lessee shall use the common areas of the Building for ingress and egress only, and shall not use any portion of such common areas for business of promotional purposes, nor shall Lessee place any obstruction (including, without limitation, vending machines) thereon.

     26. Lessor shall have the right to designate the company who will supply vending machines and service, if any, to the Premises; provided, however, that such company must supply such vending machines and service on terms and at rates reasonably comparable to the then market rate for supplying such vending machines and service in office space similar to the Premises in [Atlanta, Georgia].

     27. Lessor reserves the right to rescind any of these Rules and Regulations and make such other and further rules and regulations as in the judgment of Lessor shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which Rules and Regulations, when made and when notice thereof is given to a tenant, shall be binding upon such tenant in like manner as if originally herein prescribed. In the event of any conflict, inconsistency or other difference between the terms and provisions of these Rules and Regulations, as now or hereafter in effect, and the terms and provisions of any lease now or hereafter in effect between Lessor and any tenant in the Building, Lessor shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant and most favorable to Lessor. Nothing herein contained shall be construed so as to deem Lessor to be a guarantor or insurer of the health and safety of Lessee or Lessee's employees, agents, licensees or invitees.

                                   EXHIBIT E

                                  WORK LETTER

                                   ARTICLE I
                              LESSEE'S OBLIGATIONS

     1.01 (a) Lessee shall submit the approved Working Drawings and Specifications (as defined below) to Lessor as soon as reasonably possible. Within twenty-one (21) days of its receipt of such documents, Lessor shall submit the Working Drawings and Specifications to Contractor and obtain and deliver Contractor's bid for constructing the Leasehold Improvements in accordance with the Working Drawings and Specifications to Lessee.

     (b) As soon as reasonably possible after the execution of this Lease, but in any event not later than November 30, 1990, Lessee shall provide Lessor with both (i) an approved final space plan for the Premises, together with detailed specifications for constructing the Leasehold Improvements, finish schedules and mechanical, electrical, plumbing and structural construction plans with detailed specifications for the Leasehold Improvements all prepared by Lessee's Space Planner (collectively, the "Working Drawings and Specifications") and (ii) an approved bid for the construction of the Leasehold Improvements by Bailey & Associates or such other contractor as Lessor may select in its sole discretion ("Contractor") obtained in accordance with this
Section 1.01(b) and evidenced by an executed Lessee Expenditure Authorization (as defined below) ("L.E.A.") delivered to Lessor.

     (c) Notwithstanding any renegotiation of bids Lessee wishes to pursue or changes that it desires to effectuate in the Working Drawings and Specifications, if Lessee fails to deliver the approved Working Drawings and Specifications and the approved L.E.A. to Lessor by the date set forth in subparagraph (a) above, then this failure shall be deemed a "Lessee Delay" pursuant to Section 3.01(b) below.

     1.02 Unless otherwise agreed to in writing by Lessor and Lessee, all work involved in the construction and installation of the Leasehold Improvements shall be carried out by Contractor under the sole direction of Lessor. Lessee shall cooperate with Lessor, Contractor and Lessee's Space Planner to promote the efficient and expeditious completion of such work.

     1.03     Lessee shall be further responsible for the following:

     (a)     Payment of the following:

          (i) All costs, including professional fees, of Lessee's Space Planner which are related to the review and preparation of the Working Drawings and Specifications (collectively referred to as "Planning Costs"):

          (ii) All costs to complete the construction of Lessee's Work, including but not limited to the cost of all labor and materials supplied by Contractor and Lessor and their respective material suppliers, independent contractors and subcontractors to construct and complete Lessee's Work, the cost of any changes made in the Lessee's Work, Contractor's profit and overhead expenses, all design costs and the cost of furniture and equipment initially installed in the Premises (the Planning Costs and the amount in this Section 1.03(a)(ii) are collectively referred to as "Lessee's Construction Costs").

     (b)     Lessee shall pay Lessee's Construction Costs as follows:

     (i) On the date Contractor begins construction of the Leasehold Improvements, Lessee shall pay to Lessor twenty-five percent (25%) of the amount by which the amount indicated on the L.E.A. exceeds the Improvement Credit;

     (ii) Lessee shall pay to Lessor three (3) monthly payments, the first such payment on the first day of the month immediately following the commencement of the construction of the Leasehold Improvements, the second such payment on the first day of the second month immediately following the commencement of the construction of the Leasehold Improvements, and the third such payment on the first day of the third month immediately following the commencement of the construction of the Leasehold Improvements. Each such payment shall be twenty-five percent (25%) of the amount by which the amount indicated on the L.E.A. exceeds the Improvement Credit.

     (iii) Lessee shall pay to Lessor, upon Substantial Completion of the Leasehold Improvements, the remainder of Lessee's Construction Costs plus any other costs owing by Lessee to Lessor in connection with the construction of the Leasehold Improvements, such amount to be indicated on a statement delivered by Lessor to Lessee.

     (c) Lessee agrees that in the event it fails to make any payment required in this Exhibit E in a timely manner, including but not limited to those payments due under Section 1.03(a) above, Lessor, in addition to any and all other remedies allowed it by law or in equity, shall have the same rights and remedies against Lessee as in the Event of Default of payment of Rent under this Lease.

     1.04 Under no circumstances whatsoever will Lessee, or Lessee's authorized representative, including but not limited to Contractor, ever alter or modify or in any manner disturb any of the Building systems (as discussed in Section 20 of this Lease). Only under Lessor's express written permission and under direct supervision of Lessor or Lessor's authorized representative shall Lessee or Lessee's authorized representative alter, modify or in any manner disturb any Building system.

     1.05 All design, construction and installation of Lessee's Work shall conform to the requirements of this Lease, including but not limited to Section 21 hereof, and all applicable laws and regulations, including but not limited to all building, plumbing and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such work. All work and materials required under the Working Drawings and Specifications, including all materials, finishes, furniture and workmanship shall be subject to the prior written approval of Lessor. The Working Drawings and Specifications, including but not limited to the design and layout of the Premises, are subject to Lessor's prior written approval, which shall be given in accordance with the terms of this Lease, including specifically Section 21 hereof.

     1.06 Lessor shall have no obligation to commence or to allow commencement of construction or installation of any of the Leasehold Improvements in the Premises until Lessor shall have approved the Working Drawings and Specifications and Lessee shall have approved the L.E.A. for such work as required by Section 1.01 hereof.

                                   ARTICLE 2

                              LESSOR'S OBLIGATIONS

     2.01 Shell Condition. Prior to the Date of Substantial Completion, Lessor shall have completed the following improvements to the Building (collectively, "Lessor's Work"):

     (a)   Exterior, including front door, into the Premises;

     (b) Unfinished concrete floors throughout the Premises, broom clean and ready for Building Standard floor;

     (c) Electrical conduit from the main switchgear stubbed into the Premises;

     (d)  Chilled water service brought up to the Premises; and

     (e)  Unfinished CMU demising walls.

     2.02 Improvement Credit. Lessor shall contribute $44,500.00 (the "Improvement Credit") toward reimbursement of Lessee's Construction Costs (to the extent of the Improvement Credit). The Improvement Credit must be used for reimbursement of all Lessee's actual costs of constructing the Leasehold Improvements. Lessor will apply the Improvement Credit to pay Lessee's Construction Costs in constructing the Leasehold Improvements, pursuant to
Section 1.03(a)(ii) as such costs are incurred. [The parties also acknowledge that certain portions of the Leasehold Improvements could be installed under Lessor's underlying base building contract. If the parties elect to do this, all costs and fees that Lessor incurs as a result of such installation shall be reimbursed to Lessor from the Improvement Credit.]

                                   ARTICLE 3
                                  LESSEE DELAY

     3.01 Lessee's obligation for the payment of Rent under this Lease for the Premises shall commence on the Commencement Date specified in Section 2 of this Lease. The term "Lessee Delay" shall refer to each day that:

     (a) Lessee fails to deliver the final Lessee-approved Working Drawings and Specifications to Lessor by the date required in Article 1 above; or

     (b) Lessee fails to execute and deliver an approved L.E.A. for construction of Lessee's Work by the date required in Article 1 above; or

     (c) Construction is delayed because of changes by Lessee in the Working Drawings and Specifications; or

     (d) Construction is delayed because of requirements by Lessee of materials, finishes or installations, including but not limited to any delays caused by failure to obtain or to receive delivery or installation of any such materials in a timely manner.

                                   ARTICLE 4

                                  DEFINITIONS


     The following terms shall have the meanings herein specified for all purposes of this Exhibit C, and, in addition to the terms defined herein, the definitions in the Basic Lease Information and otherwise in this Lease shall also apply to this Exhibit E.

     4.01 "Building Standard" means the quantity and quality of materials, finishes and workmanship from time to time specified as such by Lessor in its discretion for the Building;

     4.02 "Contractor" means Bailey & Associates or such other Contractor as Lessor may from time to time appoint to construct and install the Leasehold Improvements in the Premises.

     4.03 "Leasehold Improvements" shall mean the aggregate of Lessor's Work and Lessee's Work.

     4.04 "Lessee's Expenditure Authorization" means an authorization by Lessee to Lessor, prior to the commencement of any Lessee's Work by Lessor, to expend funds on behalf of Lessee for Lessee's Work on the Premises, to be given in writing in the form attached hereto and incorporated herein as Exhibit A.

     4.05 "Lessee's Work" means any items, other than those items set forth in
Section 2.01 of this Exhibit E, which are designed, supplied, constructed, installed and finished by Lessor on behalf of Lessee as provided herein, including but not limited to any subsequent changes requested by Lessee and approved by Lessor in its discretion.

     4.06 "Lessor's Work" means the Building Standard items, if any, which are supplied, installed and/or finished by Lessor pursuant to Article 2, according to Building Standard specifications.

     4.07 "Non-Building Standard" means all materials, finishes and workmanship used in connection with the construction and installation of the Leasehold Improvements which deviate from Building Standard in terms of quantity or quality (or both).

     4.08 "Space Planner" shall collectively refer to the architects, space planners and mechanical and electrical engineers that Lessee and Lessor may respectively engage to prepare or review the Working Drawings and Specifications for the Leasehold Improvements as contemplated by Article 1 hereof.

     4.09 "Substantial Completion" shall occur when Bailey & Associates or such other architect as Lessor may designate ("Architect") certifies that construction of the Leasehold Improvements are sufficiently complete in accordance with the Working Drawings and Specifications that Lessee can occupy or utilize the Premises or designated portion thereof for the use for which it is intended. The "Date of Substantial Completion" shall be the date on which Architect issues its written certification of such occurrence.

     4.10 "Target Construction Completion Date" shall be that date on which the parties intend to have achieved Substantial Completion of the Leasehold Improvements provided for herein at the time that this Lease is executed and prior to approval of the Working Plans and Specifications.

                                   EXHIBIT F
                                   ---------
                             FIRST RIGHT OF REFUSAL
                             ----------------------


                                  EMBASSY ROW
                                   Building D
                                  Second Floor

                         1ST ADDENDUM TO LEASE BETWEEN

                              EMBASSY ROW VENTURE

                            AND CSL INTERMODAL INC.
            (subsidiary of CSX Corporation, a Delaware Corporation)


     THIS AGREEMENT, made and entered into this 22 day of February 1992 by and between EMBASSY ROW VENTURE, a joint venture between New York Life Insurance Company, a New York corporation and Bailey & Associates No. 1 Ltd., a Georgia Ltd. Partnership in which Bailey Realty, Inc., a Georgia corporation, is its managing general partner (hereinafter referred to as "Lessor"), and CSL INTERMODAL INC., a Delaware corporation (hereinafter referred to as "Lessee"),


                              W I T N E S S E T H:

     WHEREAS, the parties hereto entered into a certain lease agreement dated March 5, 1991 (hereinafter called the "Master Lease"), which agreement provided that Lessee would lease from Lessor 5,663 rentable square feet of office space (hereinafter the "premises") as is more particularly described in the Master Lease, at an address known as 600 Embassy Row Suite 250 according to the present system of numbering of addresses in Atlanta, Fulton County, Georgia; and;

     WHEREAS, Lessee has requested that Lessor provide an additional 1,968 rentable square feet of office space for rental by Lessee under the terms and conditions specified in said above-referenced lease; and as provided herein,

     WHEREAS, Lessor has agreed to provide said additional office space upon said terms and conditions:

     NOW THEREFORE, in consideration of the mutual covenants flowing to and from each of the parties hereto, it is hereby agreed as follows:

     1. Lessor does hereby lease to Lessee, and Lessee does hereby rent and lease from Lessor, the above referenced 1,968 rentable square feet on the second (2nd) floor, Suite 220 of 600 Embassy Row (Building D) at Embassy Row Office Park as indicated on Exhibit "A" attached hereto.

     2. The lease term for said additional office space shall be the term from April 1, 1992 the date of occupancy and shall continue until the original lease terminates (January 31, 1996).

     3. The rental rate for said additional office space shall be the rate Lessee pays under the Master Lease ($18.38 per square foot, $36,168.00 per annum; $3,014.00 per month) plus increases as set forth in the Master Lease Special Stipulation 51.1.

     4. The Lessor will provide a tenant improvement allowance of $29,520.00 of this amount $4,000 will be credited to existing outstanding Tenant Improvements. The balance of $25,520 will be used to build the premises according to plans dated February 12, 1992. Any improvement costs in excess of this amount will be paid by CSL Intermodal.

     5. The Lessor agrees to provide the Lessee with a First Right to Lease approximately 5,000 square feet on the second (2nd) floor of the building (attached as Exhibit "B"); subject to existing first rights. The lease rate will equal the then current rate CSX is paying. The Lessor will provide $12.00 per square foot for improvements as long as three (3) years remain on the Lease.

     6. The Lessor and Lessee agree that Paragraph 51.2 Subsection 1) (option to terminate on February 28, 1994) of the Master Lease will be deleted in its entirety. However, 51.2 Subsection 2) (option to terminate February 28, 1995) will remain in full force and effect.

     7. All other terms, conditions and provisions of the Master Lease (not in conflict hereof), shall be applicable and the parties hereto shall be bound thereby.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be affixed by their duly authorized representatives this the day and year first above written.


Signed, sealed and delivered                    EMBASSY ROW VENTURE
in the presence of:                             Bailey & Associates, No. 1 Ltd.

/s/ Sharon Rouse
----------------------------                    Bailey Realty, Inc.
Witness                                         Managing General Partner

/s/ Juanita S. Williams                         By: /s/ Wm. F. Bailey
----------------------------                        ---------------------------
Notary Public                                       Wm. F. Bailey, President


                                                Attest: /s/ James E. Griffin
                                                        -----------------------
                                                        James E. Griffin, V.P.

Signed, sealed and delivered                    CSL INTERMODAL INC.
in the presence of:

/s/                                             By: /s/ Roland E. Livingston
----------------------------                        ---------------------------
Witness

/s/                                              Attest: /s/
----------------------------                            -----------------------
Notary Public                                           General Counsel

My Commission Expires: May 1, 1994

                                   EXHIBIT A


                                  EMBASSY ROW

                                   Building D

                                  Second Floor

                                   EXHIBIT B


                                  EMBASSY ROW

                                   Building D

                                  Second Floor

                            2ND ADDENDUM TO LEASE
                                    BETWEEN
                           EMBASSY ROW JOINT VENTURE
                                      AND
              CSX INTERMODAL, INC. (SUBSIDIARY OF CSX CORPORATION)


         THIS AGREEMENT, made and entered into this 1st day of June, 1995 by and between New York Life Insurance Company, a New York Corporation (hereinafter the "Lessor"), and CSX INTERMODAL, INC. (subsidiary of CSX Corporation), a Delaware corporation (Formally known as CSL Intermodal, Inc.) (hereinafter the "Lessee");


                                  WITNESSETH:

         WHEREAS, Embassy Row Venture and Lessee entered into a certain lease agreement dated March 5, 1991 (hereinafter called the "Master Lease"), which agreement provided that Lessee would lease from Lessor Five Thousand-Six Hundred Sixty-Three (5,663) rentable square feet of office space (hereinafter the "premises") as is more particularly described in the Master Lease, at an address known as Suite 250, 600 Embassy Row, Atlanta, Georgia 30328 according to the present system of numbering addresses in Atlanta, Georgia 30328 according to the present system of numbering addresses in Atlanta and Fulton County, Georgia; and


         WHEREAS, Embassy Row Venture and Lessee entered into a certain lease addendum dated February 25, 1992, which agreement provided that Lessee would lease from Lessor One Thousand-Nine Hundred Sixty Eight (1,968) rentable square feet of additional office space on the Second Floor, Suite 220 in Building 600 Embassy Row under the terms and conditions specified in said above-referenced Master Lease and as further provided in said addendum; and,

         WHEREAS, Lessor and Lessee have agreed to a renewal of the Premises totaling Seven Thousand-Six Hundred Thirty-One (7,631) square feet as outlined below and attached as exhibit "A", upon the following terms and conditions:

         NOW THEREFORE, in consideration of the mutual covenants flowing to and from each of the parties hereto as set forth below;

         1. Lessor does hereby lease to Lessee, and Lessee does hereby rent and lease from Lessor, the above referenced Seven Thousand-Six Hundred Thirty-One (7,631) rentable square feet on the Second Floor, Suites 250 and 220 of 600 Embassy Row Office Park as indicated on Exhibit "A" and attached hereto. (The Net Rentable Area).

         2. The lease term shall be extended for a period of five (5) years from the current expiration date of January 31, 1996 (February 1, 1996 through January 31, 2001).

         3. Commencing April 1, 1995, the monthly rental will be adjusted to equal Eleven Thousand One Hundred and Twenty Nine dollars ($11,129.00) with escalations as set forth in Section 4 hereunder.

         4. MAINTENANCE RENT. For each calendar year of the Term that the "Operating Expenses" (as hereinafter defined) exceed the actual operating expenses for 1995, (if in 1995, less than Ninety-Five Percent (95%) of the Net Rentable Area of the building is fully occupied, all components of operating expenses (as hereinafter defined) shall be adjusted for such year to the amount which Lessor reasonable estimates would have been incurred had the building been fully occupied) per square foot of the Net Rentable Area of the Building, Lessee covenants and agrees to pay to Lessor, as maintenance rent ("Maintenance Rent"), a percentage of such excess Operating Expenses based on the ratio of the New Rentable Area of the Premises to the Net Rentable Area of the Building, which is and for all purposes shall be deemed to be Five Percent (5%) ("Lessee's Proportionate Share").

         (a) For the purpose of calculating Maintenance Rent to be paid pursuant to the terms of this Section 4(a), Lessor shall make a good-faith estimate of the Operating Expenses (the "Projection of Operating Expenses") it expects to be incurred with respect to the Building for each calendar year after the calendar year during which this Lease is executed. The Projection of Operating Expenses shall be made by Lessor not less than thirty

(30) days prior to the commencement of such calendar year. Lessor shall deliver to Lessee a written statement setting forth the Projection of Operating Expenses for such following year and shall provide therewith a calculation of the increase in monthly installments of Rent, which shall thereafter include Base Rent and Maintenance Rent, as well as any Additional Rent (as hereinafter defined), payable hereunder, such increase to become effective January 1 of such following year; provided, however, that failure of Lessor to provide any such statement shall not relieve Lessee of its obligation to pay Base Rent and Maintenance Rent at the rate then in effect under this Lease, within thirty (30) days of the date Lessee receives such statement from Lessor, provided that such notice is given by March 31st of the following year. Lessee shall pay any increase in monthly Rent reflected thereby, effective retroactively to January 1 of such year. Lessor and Lessee acknowledge that Maintenance Rent is based on the Operating Expenses for a fully-occupied Building. Therefore, Lessor and Lessee agree that, at any time at which less than ninety-five percent (95%) of the Net Rentable Area of the Building is fully occupied during any full or fractional calendar year during the Term, the Operating Expenses shall be adjusted for such year to the amount which Lessor reasonably estimates would have been incurred had the Building been fully occupied.

     (b) For each calendar year during the Term, commencing with the calendar year immediately subsequent to the calendar year in which this Lease is executed, within ninety (90) days following the end of such calendar year, or at such later time as Lessor shall be able to determine the same, Lessor shall compute the actual amount of the Operating Expenses (the "Actual Operating Expenses") of the Building for the calendar year last ended, and shall notify Lessee in writing of the same. If the Actual Operating Expenses exceed the Projection of Operating Expenses for such prior calendar year, Lessee shall, within thirty (30) days of the date of such written notice from Lessor to Lessee, pay to Lessor an amount equal to the excess of the adjusted annual Maintenance Rent payable by Lessee, based on the Actual Operating

Expenses for such year, over the annual Maintenance Rent actually paid by Lessee during such year, based on the Projection of Operating Expenses. The obligation to make such payment shall survive the expiration or earlier termination of this Lease. In the event that the adjusted Maintenance Rent payable by Lessee, based on the Actual Operating Expenses for such previous calendar year, is less than Maintenance Rent actually paid by Lessee during such year, based on the Projection of Operating Expenses, Lessor shall credit such excess to the monthly installments of Rent payable after the date of Lessor's notice as provided above, until such excess has been exhausted, or if this Lease shall expire prior to full application of such excess and Lessee has then made full payment of any and all remaining Rent and other sums due to Lessor hereunder, Lessor shall pay to Lessee the balance thereof not theretofore applied to such monthly installments of Rent promptly after the Lease Expiration Date. No interest or penalties shall accrue on any amount which Lessor is obligated to credit or pay to Lessee by reason of this Section 5(b).

     (c) The term "Operating Expenses" shall include all expenses, cost and charges incurred by Lessor for the operation, maintenance or repair of the Building and shall include, but not be limited to, the following:

          (i) The cost of all taxes and assessments levied or imposed with respect to the Building and the real property (the "Land") on which it is situated, which is more particularly described in Exhibit "C" attached hereto and made a part hereof by reference, including, without limitation, all taxes relating to the operation, maintenance, repair or ownership of the Building and the Land (for purposes of this Section 4(c)(i), a tax assessment, levy, imposition or charge intended wholly or partially as a capital levy or otherwise on Rent received by Lessor, or a license fee measured by Rent payable by Lessee to Lessor, or any other such additional or substitute tax, assessment, levy, imposition or charge, is deemed to be included within the term "taxes");

          (ii) The cost of any managing agents employed for the operation and maintenance of the Building and the Land;

          (iii) The labor costs for any employees engaged on behalf of any such managing agent or on behalf of Lessor to the extent engaged with respect to the Building and the Land, including without limitation, costs related to the following: payroll, social security, unemployment and other similar taxes; worker's compensation, hospitalization and group insurance; uniforms and the cleaning thereof; pension and retirement plans; and other reasonable benefits. The classes of labor employed may include any classification of employees utilized for comparable office buildings in Atlanta, Georgia including, but not limited to, the following: building superintendents, their assistants and clerical staff; floor directors; window cleaners and miscellaneous handymen; cleaners and janitors; landscaping personnel; watchmen and persons engaged in patrolling and protecting the Building or the Land; carpenters, engineers, mechanics, electricians and plumbers; or personnel engaged exclusively in supervising any of the persons mentioned above;

          (iv) The cost of water, sewer, gas, electricity (including, without limitation, fuel adjustment charges), fuel, light, heat, steam, natural gas and other utilities utilized in the Building and on the Land, and any taxes thereon;

          (v) The cost of premiums of casualty, liability (to include, without limitation, all-risk coverage) and other insurance related to the Building and the Land;

          (vi) The cost of repairs and maintenance to the Building and the Land not constituting capital improvements; provided, however, that the amortization over a reasonable period of time as selected by Lessor of any expenses for capital improvements made with the intent of reducing Operating Expenses shall be included as "Operating Expenses";

          (vii) The cost of materials, supplies and replacement tools and equipment for repairs and maintenance to the Building and the Land;

          (viii) The cost for security services for the Building and the Land (or, if applicable, the pro rata cost thereof relative to the surrounding development);

         (ix) The cost of janitorial and cleaning supplies and services for the Building and the Land;

         (x)  The cost of window cleaning for the Building;

         (xi) The cost of landscaping services provided for the Building and the Land (and, if applicable, the pro rata cost thereof relative to the surrounding development);

         (xii) The cost of services contracted for and/or provided by Lessor and attributable to the operation, repair and maintenance of the Building, including, without limitation, any such services related to the heating, air conditioning, ventilating, plumbing, electrical, elevator or other systems of the Building;

         (xiii) The cost of services for telephone, telegraph, stationery, postage, advertising and office administration attributable to the Building and the Land;

         (xiv) The cost of legal, accounting or other professional services incurred in connection with the Building and the Land; and

         (xv) All other reasonable operating or maintenance expenses attributable or appropriately allocated to the operation or maintenance of the Building and the Land.

     "Operating Expenses" shall not include the following:

         (i) Labor costs in respect of individual partners of Lessor, or if such partner or a successor of Lessor be a corporation, then in respect of officers or directors of such partner or successor;

         (ii) Any insurance premium to the extent that Lessor is reimbursed for such premium;

         (iii) The cost of any items for which Lessor is reimbursed by insurance or otherwise compensated; and

         (iv) The cost of any additions to the Building subsequent the date of the original construction thereof, or any alterations or refurbishing of space in the Building, so long as such cost is incurred after the date of execution of this Lease.

     (e) In determining the amount of Operating Expenses, if Lessor is not furnishing any particular work or service, the cost of which if performed by Lessor would constitute an Operating Expense to a Lessee who has undertaken to perform such work or service, Operating Expenses shall be deemed for the purposes of this Section 5 to be increased by an amount equal to the additional Operating Expenses which would have reasonably been incurred during such period by Lessor if it had, at its own expense, furnished such work or service to such Lessee.

     (f) Upon thirty (30) days' prior written request of Lessee on or before April 30 of any calendar year during the term of this Lease, Lessor agrees to provide to Lessee a reasonable breakdown of the Operating Expenses for the previous calendar year, at such time as such information is available

     (g) In addition to Base Rent and Maintenance Rent payable hereunder, Lessee shall, during the Term (to include the calendar years in which this Lease commences and terminates), pay all taxes assessed against leasehold improvements made by or for Lessee, and all other sums at any time due from Lessee to Lessor under this Lease, as additional rent ("Additional Rent") hereunder. Lessee agrees, on request of Lessor, to furnish Lessor a list of the leasehold improvements not taxed as personal property and owned by Lessee, together with the cost therefor, and Lessee agrees to pay Lessor, as Additional Rent, an amount equal to the taxes assessed against such improvements, computed on the basis of the cost of such improvements (as adjusted by the equalization of valuation made by such taxing authority), multiplied by the rate of taxation against real property in Fulton County, Georgia, for such year.

     (h) All sums payable pursuant to the provision of this Section 5 by Lessee, or which are at the expense of Lessee, are deemed and considered to be Rent hereunder, and, if not paid, Lessor shall have all the rights and remedies provided in this Lease, at law or in equity for the non-payment of Rent. All Rent payable pursuant to the terms of this Section 5 by Lessee to Lessor shall be paid promptly as and when the same shall become due and payable, without notice, demand, abatement, deduction or set-off, and shall be paid to such person or persons and at such locations or addresses as Lessor may from time to time designate in writing.

     5. The Lessor will provide a tenant improvement allowance of Seven Dollars ($7.00) per rentable square foot; Fifty Three Thousand Four Hundred and Seventeen Dollars ($53,417) for retrofit of the premises.

     6. All other terms, conditions and provisions of the Master Lease (not in conflict hereof), shall be applicable and the parties hereto shall be bound thereby.

     IN WITNESS WHEREOF, the parties hereto have caused their names to be affixed by their duly authorized representatives this the day and year first above written.

Signed, sealed and delivered
in the presence of:

 /s/ BRENDA KAYE HANEY                 By:  /S/
-------------------------                   ------------------------
Witness                                     VP Law & Administration

 /s/ BRENDA KAYE HANEY                 Attest: /S/ BRENDA KAYE HANEY
-------------------------                      ---------------------
Notary Public
1/1/97


Signed, sealed and delivered          NEW YORK LIFE INSURANCE
in the presence of:                   COMPANY, a New York corporation, as
                                      successor Lessor to Embassy Row Venture
/S/                                   and as current owner of Embassy Row
------------------------              Office Park
Witness

/s/ JANE A. JABLONSKI                 By Its Agent, Greystone Realty Corporation
------------------------
Notary Public                         By: /s/ CHARLES J. LAUCKHARDT
MY COMMISSION EXPIRES MAR. 31 1997        ---------------------------
           [SEAL]
                                       Title: Charles J. Lauckhardt
                                              ------------------------
                                              Executive Vice President

                                   EXHIBIT A

                                  THE PREMISES

                                  EMBASSY ROW
                                   Building D
                                  Second Floor

                                   EXHIBIT B


                                 NOT APPLICABLE

                                   EXHIBIT C

                                    THE LAND

                                  EMBASSY ROW

All that certain tract or parcel of land situate, lying and being in Land Lot 20 of the 17th District of Fulton County, Georgia, containing 38.176 acres, and depicted as Phase I and Phase II and Adjacent Land on the certain plat of survey denominated "Plat of Embassy Row" by Travis N. Pruett, Sr., Registered Surveyor for Travis Pruett & Associates, P.C., dated April 12, 1933, reference to which plat is hereby made. Said property is more particularly described in accordance with said plat as follows:

BEGIN at a point on the South land lot line of said Land Lot 20, which point is the point of intersection of said South land lot line with the presently existing (widened to 80 feet in width) Westerly right-of-way of Peachtree-Dunwoody Road, and from said point of beginning run thence North 87 degrees 04' 27" West along the South land lot line of said Land Lot 20 a distance of 820.77 feet to a monument; thence run North 02 degrees 38' 42" East a distance of 302.35 feet to a 1 inch crimp top; thence run North 87 degrees
41' 50" West a distance of 303.54 feet to a right-of-way monument located on the Easterly right-of-way of Georgia 400 Expressway (a/k/a Turner-McDonald
Parkway); thence run North 02 degrees 04' 10" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 520.74 feet to a right-of-way monument; thence run North 01 degrees 42' 33" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 262.51 feet of a right-of-way monument; thence run North 04 degrees 05' 32" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 258.38 feet to a 1/2 inch rebar; thence run North 06 degrees 36' 15" East along the Easterly right-of-way of Georgia 400 Expressway a distance of 3.45 feet to a right-of-way monument; thence run North 00 degrees 24' 09" East along the Easterly right of way of Georgia 400 Expressway a distance of 259.78 feet to a 1/2 inch rebar; thence run South 87 degrees of 56' 31" East a distance of 1073.96 feet to a 5/8 inch rebar located on the recently widened (to 80 feet in width) Westerly right-of-way of Peachtree-Dunwoody Road; thence run in a generally Southerly direction along the recently widened (to 80 feet in width) Westerly right-of-way of Peachtree-Dunwoody Road the following courses and distances: South 08 degrees 38' 52" West a distance of 14.47 feet; South 05 degrees 35' 09" West a distance of 65.55 feet; South 02 degrees 52' 23" West a distance of 62.98 feet; South 01 degrees 24' 36" West a distance of 68.7 feet; and South 00 degrees 25' 42" West a distance of 53.04 feet to a 1/2 inch rebar; thence run in a generally Southerly direction along the Westerly side of the presently existing (widened to 80 feet in width) right-of-way of Peachtree-Dunwoody Road the following courses and distances: South 00 degrees 34' 26" East a distance of 85.59 feet; South 00 degrees 43' 30" East a distance of 82.04 feet; South 02 degrees 11' 17" a distance of 78.73 feet; South 01 degrees 47' 38" East a distance of 80.79 feet; South 01 degrees 51' 07" East a distance of 80.32 feet; South 02 degrees 01' 58" East a distance of 80.25 feet; South 01 degrees 39' 40" East a distance of 81.66 feet; South 01 degrees 14'
25" East a distance of 81.38 feet; South 00 degrees 15' 08" East a distance of
85.75 feet; South 01 degrees 50' 59" East a distance of 88.20 feet; South 02 degrees 45' 35" East a distance of 83.21 feet; South 02 degrees 20' 50" East a distance of 92.29 feet; South 01 degrees 08' 22" East a distance of 81.49 feet; South 00 degrees 45' 09" East a distance of 78.88 feet; South 00 degrees 30'
28" West a distance of 81.84 feet; South 03 degrees 34' 47" West a distance of
63.5 feet; and South 09 degrees 17' 38" West a distance of 53.04 feet to a point on the South land lot line of said Land Lot 20, which point is the point of beginning.

                       THIRD ADDENDUM TO LEASE AGREEMENT

This Addendum, made and entered into this 23rd day of December, 1998, by and between CARRAMERICA REALTY CORPORATION, a Maryland corporation (successor to New York Life Insurance Company, a New York Corporation, successor to Embassy Row Venture) (hereinafter referred to as "Landlord"), and CSX INTERMODAL, INC. (subsidiary of CSX Corporation), a Delaware corporation (hereinafter referred to as "Tenant").

                                  WITNESSETH:

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated March 5, 1991 (the Lease), for certain Premises located at 6600 Peachtree Dunwoody Road, 600 Embassy Row, Suite 250, Atlanta, Georgia, 30328, hereinafter referred to as the "Lease";

WHEREAS, on February 25, 1992, the Lease was amended by Addendum to Lease to add to the Premises Suite 220 containing 1,968 rentable square feet bringing the total rentable square footage to 7,631 rentable square feet; and

WHEREAS, on June 1, 1995, the Lease was further amended by Second Addendum to Lease to extend the Lease for a period of five years; and

WHEREAS, Lessor and Lessee desire to amend the Lease to effect a contraction of the current rentable square footage contained in the Premises. Lessee desires to relinquish 3,171 rentable square feet, reducing the rentable square footage of the Premises to 4,460;

NOW THEREFORE, in consideration of the Premises the sum of TEN DOLLARS ($10.00) in hand paid by Tenant to Landlord, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. CONTRACTION OF PREMISES. Subject to the provisions of Section 5 below, Tenant has given, granted and surrendered, and by these presents does give, grant and surrender unto Landlord, its successors and assigns, a portion of the Premises demised under the Lease which are located in Building 600, Suite 250, containing 3,171 square feet, as shown on Exhibit A attached hereto and incorporated herein by this reference (the "Contraction Space"), and all the rights, usufruct, title and interest of the Tenant in and to the Contraction Space, effective as of December 31, 1998 (the "Contraction Date"). Effective on the Contraction Date, the Lease is terminated with respect to the Contraction Space, but the parties hereto hereby specifically acknowledge and confirm that the Lease shall remain in full force and effect with respect to the balance of the Premises, containing 4,460 square feet of rentable area. From and after the Contraction Date, Tenant shall have no interest in the Contraction Space. On or before the Contraction Date, Tenant shall vacate the Contraction Space, and surrender possession of the Contraction Space to Landlord and deliver the same to Landlord in a broom-clean condition. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, losses and liabilities for damages resulting from the failure of Lessee or of any assignee, sublessee or other occupant claiming by or through Lessee to surrender possession upon the Contraction Date, including, without limitation, any claims made by and succeeding lessee, and such obligations shall survive the termination of the Lease with respect to the Contraction Space.

    TERMINATION FEE/RENT.

    A. As a condition to Landlord's willingness to terminate the Lease with respect to the Contraction Space, Tenant shall pay to Landlord as a Termination Fee the sum of Five Thousand and 00/100 Dollars ($5,000.00) on or before December 31, 1998.

    B. Commencing January 1, 1999, the monthly base rental shall be adjusted to equal $6,504.17 (Six thousand five hundred four and 17/100 dollars).

    C. Commencing January 1, 1999, Lessee's Pro-rata Share for Operating Expense purposes shall be adjusted to equal 2.93%.

3. ERECTION OF DEMISING WALL. Tenant acknowledges and agrees that in order to effect the contraction of the Premises as set forth herein, Landlord, at no cost or expense to Tenant, will be required to erect a demising wall between the Contraction Space and the remaining Premises. Tenant also acknowledges and agrees that during the period of Landlord's work to erect said demising wall Tenant shall be occupying the Premises and that noise, dust, relocation of Tenant's property and other activities associated with such work may be disruptive to the business operations of Tenant in the Premises. Nevertheless, Tenant hereby waives and releases any and all claims, causes of action and actions against Landlord and its agents related to Landlord's construction of the demising wall, except for any claim against Landlord caused solely by the negligence or willful misconduct of Landlord or its agents, contractors, or employees. Landlord shall impose upon the contractor which will be performing the work a requirement that the contractor will agree to use reasonable efforts to not unreasonably interfere with the conduct of Tenant's business operations. No rental shall abate as a result of or arising from Landlord's construction work. Tenant shall, upon notice from Landlord or Landlord's contractor, permit Landlord or Landlord's contractor to have access to the Premises as required to effect the construction of the demising wall and to remove or relocate forthwith, at Tenant's sole cost and expense, such portion or all of the personal property belonging to Tenant from such portion of the Premises then being affected by the construction of the demising wall as Landlord or Landlord's contractor shall reasonably request in connection with the prosecution of such work.

4. CONTINGENCY. Landlord and Tenant acknowledge and agree that Landlord's agreement to effect the contraction of the Premises as described in this Addendum is expressly contingent upon Landlord's entering into a lease agreement with New York Life, which is acceptable to Landlord, in its sole discretion, for the lease by New York Life of the Contraction Space. If Landlord is unable for any reason, or for no reason, to enter into such lease agreement with New York Life on or before the Contraction Date, the

     Premises shall not be contracted and Tenant shall not be released from any of its obligations under the Lease with respect to the Contraction Space through the remainder of the Term of the Lease. IF LANDLORD AND NEW YORK LIFE DO NOT ENTER INTO SUCH LEASE AGREEMENT, AND TENANT HAS PAID THE TERMINATION FEE AS OUTLINED IN ARTICLE 2 HEREIN, LANDLORD SHALL RETURN TO TENANT THE $5,000 TERMINATION FEE AND THIS TERMINATION AGREEMENT SHALL BE NULL AND VOID.

5. CONTINUED LIABILITY OF TENANT. Notwithstanding anything contained herein to the contrary, Landlord specifically reserves unto itself the right to pursue a claim for nonpayment of, and Tenant shall remain liable for payment of and agrees to pay, any sums owing under the Lease with respect to the Contraction Space, including any indemnity obligations of Tenant, through and including the Contraction Date. All of the obligations of Tenant set forth in this Section shall survive the termination of the Lease with respect to the Contraction Space and the surrender of the Contraction Space.

6. BROKER DISCLOSURE. Pursuant to Georgia Real Estate Commission Regulation 520-1-08, CarrAmerica Realty Corporation makes the following disclosure concerning this Lease transaction:

     A. In this transaction, CarrAmerica Realty Corporation represents Landlord and not Tenant.

     B. IN THIS TRANSACTION, UNIVEST ASSET MANAGEMENT LLC REPRESENTS TENANT AND NOT LANDLORD.

     C. In this transaction, any real estate commission due CarrAmerica Realty Corporation shall BE PAID BY LANDLORD. ANY REAL ESTATE COMMISSION DUE UNIVEST ASSET MANAGEMENT LLC shall be paid by TENANT.

EXCEPT as hereby modified and amended, all other terms, provisions, covenants and conditions of the Lease shall remain and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Addendum to Lease Agreement to be executed by their duly authorized representatives on the day and year above written.


                        [Signatures Appear on Next Page]

                    LANDLORD:

                    CarrAmerica Realty Corporation,
                    a Maryland corporation (successor to Century Lake L.P., a Georgia limited partnership)

                    By:    /s/ J. Thad Ellis
                       -------------------------------
                    Name:    J. Thad Ellis
                         -----------------------------
                    Title:   Vice President
                          ----------------------------


                    TENANT:

                    CSX Intermodal, Inc.
                    (subsidiary of CSX Corporation,
                    a Delaware corporation)

                    By:    /s/ Asok Chaudhuri
                       -------------------------------
                    Name:   Asok Chaudhuri
                         -----------------------------
                    Title:  Vice President Finance
                          ----------------------------

                    Attest:
                           ---------------------------
                    Name:
                         -----------------------------
                    Title:
                          ----------------------------

                             (CORPORATE SEAL)

                                   EXHIBIT A

                             THE CONTRACTION SPACE

                                [To be Attached]

                                   EXHIBIT B


                             [Univest Real Estate]

                                  EXHIBIT "C"
                             CONSENT AND AGREEMENT

     *CarrAmerica Realty Corporation ("Prime Lessor"), the lessor under the Prime Lease (the "Prime Lease") set forth in the attached and foregoing sublease agreement (the "Sublease") between CLS Intermodal, Inc., as sublessor ("Sublessor") and American Artists Film Corporation, as sublessee ("Sublessee"), does hereby consent to the subleasing of the subleased premises as described in the Sublease (the "Sublease Premises") by Sublessor to Sublessee pursuant to and in accordance with the provisions of the Sublease; provided, however, such consent shall not release Sublessor from the full and faithful performance by Sublessor of all the terms, conditions and agreements contained in the Prime Lease and shall not be deemed a waiver or release of any of Sublessor's covenants, liabilities and obligations to Prime Lessor under the Prime Lease; and, provided further, that upon a default by Sublessor in the payment of any base rental, additional rent or other amounts due under the Prime Lease, Prime Lessor shall have, in addition to its other rights and remedies under the Prime Lease, the right to collect and receive from Sublessee, upon written demand from Prime Lessor to Sublessor and Sublessee at the addresses for notices contained in the Sublease, any rental due and payable under the Sublease by Sublessee to Sublessor, and any such sums so collected and received shall be applied by Prime Lessor to any amounts due from Sublessor under the Prime Lease in such order as Prime Lessor elects, and, in furtherance of the foregoing, Sublessor hereby assigns to Prime Lessor the rent and other sums due from Sublessee and hereby authorizes and directs Sublessee to pay such rent directly to Prime Lessor, provided, however, that until the occurrence of a default under the Prime Lease, Sublessor shall have the license to continue collecting such rent from Sublessee; and, provided further, it is agreed that for all purposes Prime Lessor is not a party to the Sublease. No such collection of rent directly from Sublessee shall be deemed a waiver of any of Sublessor's covenants contained in the Prime Lease or the acceptance by Prime Lessor of Sublessee as tenant under the Prime Lease. The consent by Prime Lessor to the foregoing Sublease shall not be deemed an approval of any future assignment of the Prime Lease or of the Sublease or any subsequent subletting of the Sublease Premises or any portion thereof. Any such future assignment or subletting by Sublessee shall be made subject to Prime Lessor's prior written consent, and any such future assignment or subletting by Sublessor shall be made subject to Prime Lessor's prior written consent. Any such assignment or subletting by either Sublessor or Sublessee (or each of them) without the prior written consent of Prime Lessor shall be null and void. No assignment of the Prime Lease or Sublease and no subletting of the Sublease Premises or any portion thereof shall release Sublessor from any of its covenants, liabilities, or obligations to Prime Lessor under the Prime Lease. By consenting to the Sublease, Prime Lessor in no way agrees to perform or to be obligated to perform any service on behalf of Sublessee under the Sublease, but shall continue to provide any services to the Sublease Premises in accordance with the terms and conditions of the Prime Lease. Sublessee shall have no rights or claims against Primer Lessor, but shall instead look solely to Sublessor for any such claims. Any and all options, including without limitation, expansion options, renewal options and rights of first refusal or negotiation, granted pursuant to the Prime Lease are not assignable and shall be null and void and of no further force or effect on and after the effective date of the Sublease. Sublessee agrees by its acceptance of this Consent that Prime Lessor shall have the right to continue or terminate the Sublease, in Prime Lessor's sole and absolute discretion, upon any expiration or earlier termination of the Prime Lease, and Sublessee agrees to recognize and attorn to Prime Lessor in the event that Prime Lessor elects under such circumstances to continue the Sublease, Sublessor and Sublessee agree by their acceptance of this Consent that the Sublease shall not be amended or modified without the prior written consent of Prime Lessor, and that the Prime Lease remains in full force and effect, without modification and is binding on Sublessor, as lessee thereunder, and Sublessor hereby ratifies and affirms the same. Sublessor and Sublessee represent and warrant to Prime Lessor that (except with respect to Univest Asset Management, LLC ["Broker"], which broker Sublessor represents has acted as agent solely

*CarrAmerica Realty Corporation (successor to New York Life Insurance Company, successor to Embassy Row Venture)
for Sublessor in connection with the Sublease) no broker, agent, commission salesperson, or other person has represented either Sublessor or Sublessee in the negotiations for and procurement of the Sublease and of the Sublease Premises and that (except with respect to Broker, which shall be paid a commission by Sublessor pursuant to the terms of a separate written commission agreement between Sublessor and Broker) no commissions, fees, or compensation of any kind are due and payable in connection with the Sublease to any broker, agent, commission salesperson, or other person.* Sublessor and Sublessee hereby agree to indemnify and hold Prime Lessor harmless from all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Prime Lessor as a result of a breach by Sublessor or Sublessee of the representation and warranty contained in the immediately preceding sentence or as a result of Sublessor's or Sublessee's failure to pay commissions, fees or compensation due to any broker who represented Sublessor or Sublessee, respectively, whether or not disclosed. Prime Lessor has required the execution and delivery of this Consent by Sublessor and Sublessee as a condition to the execution and delivery of this Consent by Prime Lessor. In the event that this Consent is not executed and delivered by Prime Lessor, then substantial benefits that otherwise would have inured to the benefit of Sublessor and Sublessee would not occur. Accordingly, Sublessor and Sublessee agree that each has received good and adequate consideration for the execution and delivery of this Consent. This Consent does not constitute recognition of any deviations, alterations or substitutions from the terms and conditions of the Prime Lease.

*Richard Bowers & Company has represented Sublessee and will be paid a commission by Sublessor.

     IN WITNESS WHEREOF, the undersigned Prime Lessor has hereunto set its hand and seal this ___ day of ____, 19__.

                                             "PRIME LESSOR":

                                             By: /s/
                                                 -------------------------------

                                               Title: Managing Director
                                                      --------------------------

                                                            [SEAL]

Acknowledged, agreed to and accepted   Acknowledged, agreed to and accepted
this ___ day of ___ 19__.              this ___ day of ___ 19__.

"SUBLESSOR":                           "SUBLESSEE":

CSX Intermodal, Inc.                   American Artists Film Corp.
------------------------               ---------------------------
By: /s/ Mark. S. Hoffman               By: /s/ Steven D. Brown
    --------------------                   -----------------------
  Title: Gen. Counsel                  Title: CEO
         ---------------                      --------------------
           [SEAL]                                  [SEAL]

                                  EXHIBIT "D"

                                      None